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                                                                     Exhibit 2.3
                                                                     -----------

                            BUILD TO SUIT AGREEMENT

          ___________________________________________________________

                                   PREAMBLE:
                                   ---------

     This Build to Suit Agreement is entered into as of this 19th day of December, 2000 (the "Effective Date") by and among ALLTEL COMMUNICATIONS, INC., a Delaware corporation ("ALLTEL Inc.") and the ALLTEL Entities (ALLTEL Inc. and the ALLTEL Entities being each referred to herein individually as "ALLTEL" and collectively as the "ALLTEL Companies"), AMERICAN TOWERS, INC., a Delaware corporation ("ATC") and AMERICAN TOWER CORPORATION, a Delaware corporation ("ATC Parent").

                                   RECITALS:

     WHEREAS, ALLTEL desires that ATC identify, develop, acquire and construct new Tower communication sites within specified search areas designated by ALLTEL in the Territory for the non-exclusive use and occupancy by ALLTEL pursuant to the MLA; and

     WHEREAS, ATC desires to identify, acquire, develop and construct new Tower communication sites for profit within the Territory as BTS Sites based upon search areas or site locations designated by ALLTEL in accordance with this Agreement, and

     WHEREAS, ATC and ALLTEL desire to enter into this Agreement to set forth their respective duties and responsibilities pertaining to such identification, design, construction and installation and other matters relating thereto;

     NOW, THEREFORE, for and in consideration of the mutual agreements made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings set forth in Exhibit A attached to this Agreement
                                          ---------
and incorporated herein by reference.
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                                   ARTICLE 2

                                SCOPE OF WORK;
                             NATURE OF ENGAGEMENT


     SECTION 2.01.  Nature of Engagement

     (a) During the Term, each of the ALLTEL Companies hereby grants to ATC and its Affiliates the sole and exclusive right to construct all new Towers (including all Services associated thereto) subject to the terms and conditions of this Agreement. Provided the Minimum Included Sites is met, the ALLTEL Companies agree to enter into at least fifty (50) Licenses for BTS Sites (excluding any License terminated as a result of a rejection of the associated BTS Site by ATC in accordance with Section 3.02), in the aggregate, on or before the first anniversary of the Effective Date and the ALLTEL Companies agree to enter into at least fifty (50) Licenses for BTS Sites (excluding any License terminated as a result of a rejection of the associated BTS Site by ATC in accordance with Section 3.02), in the aggregate, on or before the second anniversary of the Effective Date (in each case, including In Progress Sites transferred to this Agreement or directly to the MLA) (each, an "ALLTEL Review Minimum"). If (i) the ALLTEL Companies do not meet an ALLTEL Review Minimum and
(ii) the Minimum Included Sites is met, the ALLTEL Companies will be subject to the provisions of Section 5.02(b). ATC hereby accepts such engagement in accordance with the terms and conditions of this Agreement.

     (b) Upon the mutual written agreement of the Parties and notwithstanding the provisions of the Agreement to Sublease, an In Progress Site may be transferred to ATC at any Closing or at any time prior to or following any Closing (but in no event after the Final Closing) prior to the completion of construction by ALLTEL of such In Progress Site. In such event, (i) the affected In Progress Site shall be governed by the terms and conditions of this Agreement and shall be deemed a BTS Site hereunder from and after the assignment of such BTS Site to ATC and payment of the applicable Purchase Price; (ii) the transfer of such In Progress Site to ATC shall be subject to the terms and conditions of the Agreement to Sublease until such time as such In Progress Site has been assigned to ATC, including, without limitation, any rights that ATC may have thereunder with respect to designating such In Progress Site as an Excluded Site thereunder, and (iii) following such assignment, ATC shall perform the Services hereunder with respect to such In Progress Site as a BTS Site to the extent that the provisions hereof are relevant and appropriate with respect to the remaining Services, if any, to be performed hereunder by ATC with respect to such In Progress Sites.

     (c) ALLTEL shall license from ATC, and ATC shall license to ALLTEL, certain space, for the operation of the ALLTEL Equipment at all Completed BTS Sites pursuant to a License in accordance with the terms and conditions of the MLA and this Agreement with respect to BTS Sites. ALLTEL acknowledges that ATC shall have the right to license any other area of any BTS Site (other than the Licensed Space) to other tenants, on any terms and conditions acceptable to ATC, subject to ATC's obligations to ALLTEL under the License.

     (d) During the Term of this Agreement, if ALLTEL enters into a License for space on an ATC Existing Site as the anchor tenant by being the first tenant to enter into a mutually

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executed License for such site prior to the time that ATC files for zoning approval for the construction of such site as a new Tower site (commonly known as a build-to-fill site or a speculative site), then such site shall be counted toward the ALLTEL Review Minimum, if applicable, for the appropriate year and, if applicable, the Penalty Review Minimum, as one half (1/2) of a BTS Site (notwithstanding the fact that this Agreement shall not be applicable to such site).

     SECTION 2.02. Scope of Work; Services. ATC shall perform the Services (including, without limitation, construct each BTS Site and install ALLTEL Equipment thereon) in accordance with the terms of this Agreement, the Scope of Work attached hereto as Exhibit B, the applicable Site Schedule, and the
                        ---------
applicable Specifications. The Scope of Work describes the applicable activities, time frames and responsibilities for both ALLTEL and ATC associated with the Services. Should any duties and responsibilities in the Scope of Work, Site Schedule or Exhibits conflict with duties and responsibilities in the body of this Agreement, the body of this Agreement shall control.

     SECTION 2.03. Site Acquisition Services for Non-BTS Sites. During the Term, ATC shall have the right to bid on any site identification, site acquisition, site development and site zoning services required by ALLTEL within the Territory for its efforts to co-locate its services at any communication facility that is not a BTS Site and ATC will be considered equally with all other bidders. Notwithstanding the foregoing, ALLTEL reserves its right to solicit offers and to contract with other persons or entities to perform the foregoing services for sites that are not and will not be BTS Sites so long as ATC is given an opportunity to submit a bid for ALLTEL's good faith consideration.

     SECTION 2.04. Relationship. The Parties agree to reasonably cooperate with each other in the performance of this Agreement. ALLTEL and ATC, in the performance of this Agreement, will be acting in their individual capacities and not as employees, partners, joint venturers, agents or associates of one another. In the performance of this Agreement, ATC is, and shall at all times be, an independent contractor. Nothing contained in this Agreement creates the relationship of a joint venture, partnership, association or agency between the Parties. No Party shall have any authority to bind or otherwise obligate the other. Persons retained by either Party as employees or agents shall not, solely by reason thereof, be deemed to be employees or agents of the other Party.

     SECTON 2.05.  Personnel; Subcontractors.

          (a) ATC shall, at its own cost and expense, employ only competent and able personnel for the performance of the Services and all of ATC's obligations under this Agreement, including, without limitation, contractors and subcontractors that are properly licensed and legally qualified to perform the Services hereunder. ATC shall, at all times during the term of this Agreement, keep a sufficient number of qualified personnel to the extent required to Complete each BTS Site by the Completion Date set forth in the applicable Site Schedule. ATC and ALLTEL, respectively, shall assign no less than one (1) national key manager to manage, supervise and be responsible for the timely performance of each Party's respective obligations hereunder.

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          (b)  It is specifically agreed by the Parties that ATC will be entitled to subcontract with third parties selected by ATC for all or any portion of the Services and to appoint such third parties to discharge any other obligations to be performed in connection with the construction or development of the Sites; provided, however, that ATC shall not be relieved of any of its obligations hereunder as a result thereof. Upon ALLTEL's written request, ATC shall make available to ALLTEL a list of ATC's principal contractors and subcontractors, and ALLTEL shall have the right to reasonably request in writing that one or more particular contractor(s) or subcontractor(s) be removed from the list with respect to Services hereunder, in which case ATC shall not use such contractor(s) and/or subcontractor(s) to perform any Services or other obligations of ATC pursuant to this Agreement.

          (c) ATC will be solely responsible for the actions and conduct of all its employees, agents, advisors, contractors and subcontractors. ATC will ensure that anything related to its employees, agents, advisors, contractors or subcontractors shall be in compliance with Law.

          (d) ALLTEL reserves the right to reasonably require from ATC the immediate removal of or exclusion from any person from providing any portion of the Services hereunder, at ALLTEL's reasonable discretion and following prior written notice, who (i) engages in any misconduct, (ii) is incompetent or (iii) is negligent in the performance of his or her duties. ATC shall be responsible for any additional costs arising in connection with any removal or exclusion reasonably requested pursuant to this Section 2.04(d).

          (e) On or about November 15 of each year of the Term, ALLTEL and ATC will meet to review the estimated number and general geographic area for BTS Sites for the subsequent calendar year. Such review will be a status and planning review only.

                                   ARTICLE 3

                      NOTICE TO PROCEED; REJECTION RIGHTS

     SECTION 3.01.  Issuance of a NTP for BTS Sites.

          (a) In the event that ALLTEL has determined, in good faith, that it desires the construction of a Tower upon which the ALLTEL Equipment can be installed, ALLTEL shall deliver to ATC a completed NTP in the form attached hereto as Exhibit E, together with the radio frequency search areas (in the form
          ---------
of a street map with the precise search area border drawn upon it) within the Territory (each a "Search Ring") and the Specifications. ATC shall inform ALLTEL in writing within fifteen (15) Business Days upon receipt of such NTP whether it accepts such engagement or, in accordance with Section 3.02, rejects such NTP; provided, however, that in the event that ALLTEL offers ATC more than ten (10) NTPs during any given consecutive seven (7) day period, ATC shall be entitled to an additional five (5) Business Days for each group of up to ten
(10) NTPs in excess of the initial ten (10) NTPs during that period.   In the
event that ATC fails to respond, in writing, to ALLTEL within the foregoing time periods, the associated NTP shall be deemed accepted by ATC.

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          (b)   Upon the acceptance (or deemed acceptance) of an NTP by ATC, ATC shall be bound to perform the Services set forth in this Agreement with respect to such NTP and ATC shall commence the performance of the Services in accordance with the Scope of Work, applicable Site Schedules, the Specifications and this Agreement.

     SECTION 3.02.  Rejection of NTPs and BTS Sites by ATC.

          (a) Notwithstanding anything to the contrary in this Agreement, ATC may elect to reject an NTP or not to construct a BTS Site after its acceptance (or deemed acceptance) thereof, upon written notice of such rejection from ATC to ALLTEL but prior to the commencement of construction of the Tower for any of the following reasons and within the following time periods:

          (i) Within 60 calendar days following ALLTEL's selection of a Site Candidate or within ten (10) calendar days following ATC's receipt of Zoning Approval, in the event that ATC reasonably determines, in good faith, that the aggregate construction and development cost (excluding land purchase and/or lease costs) for such BTS Site is reasonably likely to exceed Two Hundred Twenty-Five Thousand Dollars ($225,000) (which limit will be increased by 5% on each anniversary of the Effective Date);

          (ii) Within 60 calendar days following ALLTEL's selection of a Site Candidate, if ATC, after using commercially reasonable good faith efforts to do so, does not or can not obtain, in its sole but reasonable discretion, acceptable title, access, land use rights or environmental conditions at the affected BTS Site;

          (iii) Within 60 calendar days following ALLTEL's selection of a Site Candidate, if after commercially reasonable good faith efforts by ATC to negotiate with a potential Ground Lessor, such Ground Lessor insists upon
     (A) rent or other payments to the Ground Lessor that ATC reasonably believes to be substantially above the then-current market rate for the associated geographic area, (B) any form of revenue sharing or payment to the Ground Lessor based on third party leasing, or (C) a leased area of less than 3,000 square feet;

          (iv) Within 60 calendar days following ALLTEL's selection of a Site Candidate, if ATC is unable, after exercising commercially reasonable good faith efforts, to secure a Ground Lease that does not contain subleasing or use restrictions that would not permit ATC to freely market the BTS Site to third party tenants (for example, consent to subleasing or limitation on equipment or building installations);

          (v) If despite ATC's diligent efforts (including, but not limited to, the timely filing of all applications and excluding any appeals that are not administrative appeals), Zoning Approval or necessary Permits are not issued by the applicable Governmental Authorities or cannot be or are not completed within 270 days after the acceptance (or deemed acceptance) of an NTP by ATC;

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          (vi)  On or before the tenth (10/th/) calendar day following ALLTEL's selection of a Site Candidate, in the event that an available site location which can reasonably accommodate the ALLTEL Equipment is located within the Search Ring of the proposed BTS Site that meets or exceeds the Specifications and so long as such alternative site location can be leased or licensed by ALLTEL on commercially reasonable terms and in a timely manner; and

          (vii) Within ten (10) calendar days following ATC's receipt of Zoning Approval, if such Zoning Approval requires the construction of a stealth or camouflage Tower or Tower that can only accommodate ALLTEL's requested installation;

          (b) Any and all costs and expenses incurred by ATC prior to its election to reject such BTS Site or any NTP pursuant to Section 3.02(a) shall remain the sole responsibility and liability of ATC; provided, however, that in the event that ALLTEL directs the assignment of such BTS Site to ALLTEL or a third party in accordance with Section 3.02(c), ALLTEL shall reimburse ATC for all of its reasonable and accountable out of pocket costs and expenses associated with or directly related to the identification, acquisition, development, and construction of such rejected BTS Site prior to any such assignment.

          (c) Any BTS Site rejected by ATC pursuant to Section 3.02(a) shall no longer be a BTS Site for the purposes of this Agreement. In the event that ATC rejects a BTS Site and ALLTEL desires to pursue an alternative site or Site Candidate other than the rejected BTS Site, ATC shall have the right to provide Services in accordance with the terms and conditions of this Agreement with respect to any such alternative site. ALLTEL shall be free to pursue such rejected Site or any other site (subject to the immediately preceding sentence, with respect to any alternative site) within the Search Ring (or cause a third party to pursue such Site or any other site (subject to the immediately preceding sentence, with respect to any alternative site) within the Search
Ring) without any further obligation to ATC hereunder with respect to such BTS Site notwithstanding the provisions of Section 2.01(a); provided, however, that in the event that ATC rejects a BTS Site after the execution of a Ground Lease or acquisition of a fee simple interest in the land on which the BTS Site was to be built and notifies ALLTEL of the existence thereof in ATC's rejection notice, ALLTEL shall notify ATC no more than ten (10) Business Days following its receipt of ATC's rejection notice (and notification of any such Ground Lease or fee simple interest in the land on which such BTS Site was to be build) if ALLTEL desires that ATC assign any and all of its rights associated with the BTS Site to ALLTEL (or a third party designated by ALLTEL), and if ALLTEL so notifies ATC, ATC shall assign any and all of its rights associated with the BTS Site to ALLTEL or such third party, subject to Section 3.02(b) with respect to reimbursement of ATC's costs.

     (d) In the event that ATC elects to reject any BTS Site in accordance with this Section 3.02 any applicable License associated with such BTS Site shall automatically be terminated without any further action by any Party; provided, however, that upon the written request of either Party, both Parties agree to execute any instrument reasonably requested to evidence such termination.

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                                   ARTICLE 4

                                 COMPENSATION

     SECTION 4.01. Compensation. Other than the Pass-Through Expenses and as otherwise expressly set forth in Section 3.02(b), this Article 4 and Paragraph II(B) of Exhibit B, ATC's entire compensation for the Services provided pursuant to this Agreement will be the payment of the BTS Rent by ALLTEL pursuant to the MLA.

     SECTION 4.02. Allocation of Site Costs. Other than the Pass-Through Expenses and as otherwise expressly set forth in Sections 3.02(b) and 6.01 and this Article 4, ATC shall be responsible for all of its costs and expenses associated with the Services.

     SECTION 4.03 Installation Services. With respect to all BTS Sites, ATC shall have the right of first offer to perform Installation Services at all BTS Sites as follows:

          (a) ALLTEL shall deliver its plans, specifications and installation bid parameters to ATC, either, at ALLTEL's election, (x) at the same time that ALLTEL delivers its request for a proposal for such services to other vendors, or (y) exclusively to ATC, and

          (i) in the event that ALLTEL delivers its request for proposal exclusively to ATC (which fact must be conspicuously disclosed to ATC within the associated request for proposal), ATC shall submit a bid to ALLTEL in accordance with the reasonable time and delivery requirements set forth in such request for proposal (notwithstanding the provisions of Section 12.01 which shall not be applicable to this Section 4.03, and for a period beginning on the date after the deadline provided in the request for proposal and for five (5) business days thereafter (unless ATC fails to submit a bid within the period of time reasonably required in the associated request for proposal, it being understood that ATC's failure to submit a definitive bid to perform such services shall be deemed an election not to perform the Installation Services) ATC and ALLTEL agree to engage in good faith negotiations with respect to the pricing and scope of work.

          (ii) in the event that ALLTEL delivers its request for proposal to ATC together with its submission to other vendors (or in the event that ALLTEL fails to conspicuously note in the associated request for proposal that ALLTEL is not requesting any bids from any other vendors for such work), ATC may submit a bid to ALLTEL in accordance with the reasonable time and delivery requirements set forth in such request for proposal (notwithstanding the provisions of Section 12.01 which shall not be applicable to this Section 4.03), and for a period beginning on the date after the deadline provided in the request for proposal and for five (5) business days thereafter (unless ATC elects not to perform the Installation Services, which ATC agrees to promptly confirm in writing), ATC and ALLTEL agree to engage in good faith negotiations with respect to the pricing and scope of work.

          (b) If ALLTEL and ATC have not agreed on the pricing following the expiration of the five (5) business day negotiation period (or in the event that ATC elected not to submit a bid pursuant to Section 4.03(a)(ii)), ALLTEL shall provide ATC redacted copies (only as to the

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name, address or other identifying information associated with the company submitting such bid) of bids submitted by three (3) other reputable and experienced contractors to provide such installation or modification services, and ATC shall have the exclusive right to perform such services at the terms and conditions set forth in and at a price equal to the lesser of (A) the amount of the last bid submitted by ATC pursuant to Section 4.03(a), if any, or (B) the average of the three (3) competing bids by notifying ALLTEL within five (5) business days after ATC's receipt of the three (3) competing bids (but after the expiration of the exclusive negotiation period) whether ATC will perform the Installation Services, in which event ATC shall commence the services as soon as reasonably practicable or as mutually agreed to by the Parties hereto, and if ATC shall notify ALLTEL that ATC shall not perform the Installation Services, or if ATC shall fail to notify ALLTEL during the five (5) business day period after ATC's receipt of all of the competing bids, ALLTEL shall have the right to use another contractor of its choice to perform the associated services with respect to such request for proposal.

     SECTION 4.04. Components. With respect to all BTS Sites, ALLTEL shall submit all necessary materials requirements for Components to ATC at the time ALLTEL submits bid documentation to ATC pursuant to Section 4.03(a), upon receipt of a bid from ATC or one of its Affiliates (if any), ALLTEL and ATC agree to engage in good faith negotiations with respect to the provisioning of such Components on a site-by-site basis between the applicable representatives of ATC (or its Affiliate) and ALLTEL. Notwithstanding the foregoing, ALLTEL reserves the right to solicit offers and to contract with other persons or entities for the provision of Components so long as ATC is given an opportunity to submit a bid for ALLTEL's good faith consideration. In the event that ALLTEL, in its sole discretion, elects to accept ATC's bid, in whole or in part, ALLTEL shall purchase the selected Components from ATC in accordance with ATC's bid and ATC shall commence the manufacture or procurement of such Components as soon as reasonably practicable or as mutually agreed to by the Parties hereto. Notwithstanding anything to the contrary, the Parties hereto acknowledge and agree that ALLTEL shall have the right to select any one or more of the Components set forth in the applicable bid to purchase from ATC hereunder (provided, however, that ATC may, in its sole discretion, elect to offer discounts based on the purchase of multiple products in its bid). If applicable pursuant to Section 4.03, ATC shall install such Components as part of the Installation Services. Notwithstanding the foregoing, this Section 4.04 shall not be applicable to the extent (and only to the extent) that ALLTEL has a pre-existing written contract with a third party that provides for volume discounts, minimum obligation for the purchase of specific types of Components or an exclusive or requirements agreement for the benefit of such third party for such Components. Unless and until ALLTEL accepts an ATC bid in accordance with this
Section 4.04, ALLTEL shall be under no obligation to purchase any Components from ATC under this Section 4.04.

     SECTION 4.05. Additional Services. Upon ALLTEL's and ATC's mutual written agreement, on a Site-by-Site basis, ATC may perform, or coordinate with third parties to perform, any other reports, studies, activities or service not expressly provided for in this Agreement. ALLTEL is under no obligation to use ATC for any additional services.

     SECTION 4.06. Pass-Through Expenses. Notwithstanding anything to the contrary in this Agreement or the Scope of Work, ATC shall be reimbursed for costs and expenses

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incurred hereunder that are listed as reimbursable in Exhibit C attached hereto
                                                      ---------
at the rates set forth therein, but only for those applicable Services which ALLTEL has expressly requested ATC to provide or are required by the applicable Governmental Authority ("Pass-Through Expenses").


                                   ARTICLE 5

                     SITE SCHEDULES; LATE FEES & PENALTIES


     SECTION 5.01. Site Schedule. Subject to Article 11, each Site Schedule for the Completion of the Services for BTS Sites will be determined on a Site-by-Site basis, in the form of the Site Schedule attached hereto as Exhibit D-1, with no time frame for any Service to exceed the outside time frames set forth in Exhibit D-2, each as may be adjusted from time to time upon the written agreement of both Parties on a Site-specific basis; provided, however, that notwithstanding anything to the contrary, ATC's failure to perform any of the Services within the individual time frames set forth in the Site Schedule (including, without limitation, the outside time frames set forth in Exhibit D-
2) shall not be deemed a default hereunder so long as ATC Completes the BTS Site on or before the "Projected Completion Date" set forth in the applicable Site Schedule, subject to Excusable Delays. Site Schedules shall be mutually agreed to between the Parties hereto no more than twenty (20) Business Days following ATC's acceptance of any NTP. If the Parties do not agree on a particular Site Schedule, the disagreement shall be resolved as a dispute in accordance with
Section 12.11, and the time frames set forth in Exhibit D-2 shall apply to such Site until such time as the Parties agree on the Site Schedule.

     SECTION 5.02.  Late Fees and Penalties.

     (a) ALLTEL and ATC acknowledge that the time for Completion of each BTS Site will be determined by the applicable Site Schedule. In the event that ATC fails to Complete a BTS Site (other than due to Excusable Delays) on or before the projected Completion Date specified in the Site Schedule applicable to that BTS Site, as modified in accordance with the provisions of this Agreement, including without limitation Section 5.01 and 6.01 and Article 11 ("Projected Completion Date"), ALLTEL shall be entitled to rent abatement of the BTS Rent (as set forth in the applicable License) for the affected BTS Site, or an equivalent cash payment, as set forth in the following sentences (the "Late Fee(s))") based on the number of days beyond the Projected Completion Date that the affected BTS Site is not Complete ("Day(s) Late"). If the Completion is fourteen (14) Days Late, the Late Fee shall be an amount equal to one month of the BTS Rent (it being understood that no Late Fee shall apply if the BTS Site is completed thirteen or less Days Late). If Completion is over fourteen (14) Days Late but less than twenty-nine (29) Days Late, in addition to any Late Penalties accrued to date, the Late Fee shall accrue at a rate of one-seventh (1/7) of an amount equal to one month of the BTS Rent per Day Late after the 14/th/ Day Late. If Completion is over twenty-eight (28) Days Late, but less than forty-three (43) Days Late, in addition to any Late Penalties accrued to date, the Late Fee shall accrue at a rate of three-fourteenths (3/14) of an amount equal to one month of the BTS Rent per Day Late after the 28/th/ Day Late. If Completion is over forty-two (42) Days Late, but less than sixty-one

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(61) Days Late, in addition to any Late Penalties accrued to date, the Late Fee shall accrue at a rate of two-sevenths (2/7) of an amount equal to one month of the BTS Rent per Day Late after the 42/nd/ Day Late. If Completion is over sixty
(60) Days Late, the Late Fee shall not increase beyond the Late Fee accrued to the sixtieth (60/th/) day, but ALLTEL shall thereafter have all rights set forth in Section 8.01(d), in addition to the right to receive cash payment of the Late Fee from ATC. If ALLTEL has not exercised its rights under Section 8.01(d), any Late Fee shall be payable, in ATC's sole discretion, in the form of a rent abatement or in cash. Any rent abatement of the BTS Rent due under the provisions of this Section 5.02 shall be applied to the initial BTS Rent due under the associated License beginning as of the License Commencement Date of such License.

     (b) In the event that (i) ALLTEL fails to achieve either or both of the ALLTEL Review Minimums and (ii) the Minimum Included Sites is met, the consequence shall be that ALLTEL shall be required to enter into at least one hundred fifty (150) Licenses for BTS Sites (excluding any License terminated as a result of a rejection of the associated BTS Site by ATC in accordance with
Section 3.02), in the aggregate, during the period from the Effective Date through the third (3/rd/) anniversary of the Effective Date ("Penalty Review Minimum"). In the event that ALLTEL fails to achieve the Penalty Review Minimum, if applicable, ALLTEL shall promptly commence monthly penalty payments in an amount equal to one month of the BTS Rent to ATC for each BTS Site for which ALLTEL failed to achieve the Penalty Review Minimum, payable commencing on the first day of the month immediately following the third (3/rd/) anniversary of the Effective Date and on the first day of each month thereafter until the earlier of (i) ten (10) years, or (ii) Rent Commencement Date following the Completion of one (1) particular BTS Site subject to a License that ATC commenced Services for hereunder subsequent to the date that such monthly penalty payment commenced; it being understood that each subsequent BTS Site shall only be counted once as a BTS Site towards the terminations of the monthly penalty payments for each shortfall site and for the purposes of Section 8.01(b)(v). In the event that any Penalty Review Minimum is incurred in accordance with this Section 5.01(b), as among the ALLTEL Entities, the ALLTEL Entities agree to reasonably cooperate to use their reasonable best efforts to allocate any such penalties among the ALLTEL Entities in a fair and equitable manner based upon the relative benefits and faults of the ALLTEL Entities with respect to any Penalty Review Minimum.

     (c) Notwithstanding anything to the contrary, the fees and penalties provided for in this Section 5.02 are not deemed by the Parties to be punitive in nature but constitute liquidated damages and shall be ATC's and ALLTEL's, respectively, sole and exclusive remedy with respect to the circumstances described in Section 5.02 (other than ALLTEL's remedies set forth in Sections 8.01(b)(iv) and 8.01(d)); provided however, that ATC's or ALLTEL's failure to pay such fees or penalties within thirty (30) days after receipt of an invoice for such fees or penalties, to the extent not in reasonable good faith dispute hereunder, shall be deemed a material default by the non-paying Party hereto under this Agreement and all of the Licenses executed in accordance with the MLA and this Agreement.

                                   ARTICLE 6


                           CHANGES TO SPECIFICATIONS


     SECTION 6.01. Changes to Specifications. If ALLTEL requests any changes to any Specifications, ATC shall make such changes to the Specifications subject to the terms of the next sentence and (a) the relevant Completion Date shall be adjusted as may be reasonably necessary, and (b) ALLTEL shall promptly reimburse ATC for any mutually agreed upon in writing increase in costs resulting therefrom. In no event shall ATC be required to implement any such change (X) until the Parties have come to a mutual written agreement with respect to such change, or (Y) which would require the construction of a tower structure lower than 120 feet. Notwithstanding the foregoing, ALLTEL reserves the right to request, upon no less than ten (10) days prior written notice, immaterial changes to the Specifications that do not affect ATC's allocated manpower, costs, or expenses nor the Site Schedule timeframes, and ATC shall effect such immaterial changes related to the Services as promptly as is practicable following its receipt of such request.

                                   ARTICLE 7


            QUALITY STANDARDS; PROGRESS REPORTS; INSPECTION RIGHTS

     SECTION 7.01.  Quality Standards.

     ATC agrees to furnish the Services for and on behalf of ALLTEL and to perform such Services in an expeditious and workmanlike manner consistent with the interests of ALLTEL in accordance with the provisions of this Agreement. In the performance of the Services, ATC shall furnish its best skill and judgment
(a) in accordance with the standards established by the industry and in compliance with applicable Laws, (b) consistent with good development and construction practices and efficient business practices, (c) utilizing skill and judgment available throughout its organization in the performance of this Agreement to provide its professional knowledge, ideas, experience and abilities relating to the identification, acquisition, design, scheduling, development and construction of the BTS Sites, (d) in a competent professional and efficient manner and (e) consistent with the Specifications.


     SECTION 7.02.  Quality Review.

     Within sixty (60) days after the Effective Date, ATC shall establish, implement and reduce to writing a program to monitor the quality of the identification, acquisition, development and construction of the BTS Sites. The purpose of the program shall be to assist in guarding against defects and deficiency in the Services. Prior to implementing the program, ATC shall provide ALLTEL a copy of the program, and ATC shall give due consideration to any comments of ALLTEL to the program. At any time and from time to time, ALLTEL may, in its discretion and at its sole expense, and without need to demonstrate cause, conduct an independent program to monitor the quality of the identification, acquisition, development and construction and ATC's compliance with its obligations hereunder so long such program does not delay or hinder the performance of ATC's Services hereunder.

     SECTION 7.03. Compliance with Requirements, Permits, Bonds and Insurance during Construction

     ATC shall comply, and shall cause each of its Affiliates and their respective employees, agents, contractors, subcontractors, advisors or consultants to comply in all Laws as they relate to the development and construction of the BTS Sites and other Services; provided, however, that an immaterial noncompliance with any Law shall not be deemed a default or breach by ATC hereunder unless ALLTEL suffers an adverse consequence as a result of such noncomplaince. ATC shall, at its own cost and expense, procure and maintain all Tower Site Permits with respect to the BTS Sites. ATC shall promptly notify ALLTEL in writing on any non-compliance with any applicable Laws relating to any of the BTS Sites or any actual or potential problems or delays in obtaining the Permits. ATC shall obtain, or cause to be obtained, all required bonds and insurance, including without limitation the insurance required under Section
12.05 necessary for the commencement of construction and Completion of the Services with respect to each BTS Site. ATC shall promptly pay when due all amounts owed to contractors, subcontractors and other agents used by ATC in providing the Services, except for amounts being reasonably disputed in good faith.


     SECTION 7.04.  Progress Reports.

     ALLTEL and ATC shall mutually agree upon a report format whereby ATC will keep ALLTEL reasonably informed on the progress of the BTS Sites. No less than once per week, ATC shall submit such report to ALLTEL. No less than once per month the national key manager assigned by ATC pursuant to Section 2.05(a) and representatives of ALLTEL shall meet or participate in a telephonic conference call to discuss such report and any other matters related to the BTS Sites. In addition, ATC acknowledges and agrees that it has an affirmative obligation and responsibility promptly to notify ALLTEL of any circumstance which delays or may delay any Site Schedule activity and the extent to which such Site Schedule activity may be delayed as a result of such circumstance.

     SECTION 7.05.  Books and Records of ATC, Right of Inspection by ALLTEL.

     (a) ATC shall keep such accounts as may be necessary for its proper financial management of the Services under this Agreement. ALLTEL shall be afforded access during normal business hours and upon reasonable prior notice to all of ATC's records, books, correspondence, instructions, drawings, plans, blueprints, specifications, receipts, vouchers, memoranda and similar data, and employees or agents of ATC or its Affiliates who prepared or are familiar with such data, relating to the Pass-Through Expenses and the Services to the extent relating to ATC's compliance with the terms hereof, ATC's and each BTS Site's compliance with Law, the structural integrity of the BTS Sites or any other reasonable purpose, except for privileged or confidential documents or where disclosure is prohibited by Law. Such books and records shall be open for inspection and copying upon reasonable written notice by ALLTEL, at its cost, and its authorized representatives at reasonable hours at the applicable ATC area office and shall be retained by ATC for a period of three (3) years after the expiration or termination of this Agreement.

     (b) ALLTEL may upon prior reasonable written notice, at its election and at its sole cost and expense, conduct or have conducted such inspections during normal business hours as it deems reasonably necessary at each BTS Site; provided, however, that ALLTEL shall not materially delay, hinder or interfere with the performance of the Services. If ALLTEL notifies ATC of any observed defects or nonconformities with the Specifications or Services, ATC shall promptly correct any defect or nonconformity in such time and manner as will permit Completion of each BTS Site in accordance with the Site Schedule for such BTS Site. The failure of ALLTEL to inspect any BTS Site or failure to notify ATC of any defects or nonconformities, however, will not in any way limit, waive, or otherwise affect the rights of ALLTEL with respect to any of ATC's warranties or obligations under this Agreement.


                                   ARTICLE 8


                             TERM AND TERMINATION


     SECTION 8.01.  Term and Termination.

          (a) The term of this Agreement (the "Term") will commence on the Effective Date and will expire at the earlier of 11:59 p.m. on (i) December 19, 2005; provided, however, that in the event that ATC has not commenced Services for at least five hundred (500) BTS Sites by the foregoing date and such foregoing date is the expiration date of this Agreement, ATC shall have the right to extend the term of this Agreement for one (1) additional period of two
(2) years by providing written notice to ALLTEL on or before November 15, 2005 or (ii) December 19, 2003 in the event that the aggregate number of Included Sites is less than 1,350 (provided, however, that the number of 1,350 shall be reduced by one (1) for each Site under the Agreement to Sublease that is an Excluded Site for any of the following reasons: (x) as a result of the Environmental Exclusion Criteria or (y) ALLTEL's lack of legal access to such
Site) (collectively, the "Minimum Included Sites").

          (b) This Agreement may be terminated at any time only pursuant to the following provisions:

              (i) by either Party upon a material uncured breach by the other Party of its obligations contained hereunder or in any of the attachments or exhibits thereof, which breach has not been remedied within a term of fifteen (15) calendar days after receipt of notice thereof by the breaching Party; provided, however, that if such failure to perform shall reasonably require a longer period to cure, then such cure period shall be extended for such time as is reasonably necessary to cure such failure to perform (not to exceed forty-five
          (45) calendar days after receipt of notice), but only so long as such efforts to cure, subject to Excusable Delays, are commenced within the initial fifteen (15) day period and thereafter are pursued diligently and in good faith. In the event a breach is not cured within the cure period, the non-breaching Party may, in addition to terminating this Agreement, pursue any remedies available to it against the breaching Party in law or in equity; or


              (ii) by either Party if the other Party becomes insolvent as defined in the Uniform Commercial Code under the Laws applicable to this Agreement or makes an assignment for the benefit of creditors; or if any action is brought by the other Party seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if the other Party commences a voluntary proceeding under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by ALLTEL for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by the other Party seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against the other Party seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by the other Party or is not dismissed or stayed within ninety (90) days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against the other Party and (1) an order for relief is entered in such proceeding, or (2) such proceeding is consented to or acquiesced in by the other Party or is not dismissed or stayed within ninety (90) days after the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against the other Party for the settlement, readjustment, composition or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by the other Party or is not dismissed or stayed within ninety (90) days after the date upon which it was instituted; or if any action or petition is otherwise brought against the other Party seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by the other Party or is not dismissed or stayed within ninety (90) days after the date upon which it was brought; or

              (iii) (A) by ALLTEL, in the event ALLTEL terminates the Agreement to Sublease in accordance with Section 12.1(b), Section 12.1(c),
          Section 12.1(e)(i) or Section 12.1(f) or (B) by ATC, in the event ATC terminates the Agreement to Sublease in accordance with Section 12.1(b), Section 12.1(d) or Section 12.1(e)(i); or

              (iv) by ALLTEL, if the aggregate number of BTS Sites at which ATC incurred a Late Fee exceed the greater of (a) twenty-five (25) or (b) twenty-five percent (25%) of the total number of BTS Sites Completed during any consecutive twelve month period; or

              (v) by ALLTEL or ATC, in the event that the Minimum Included Sites is met, at any time after the Parties have entered into at least an aggregate of five hundred (500) Licenses for BTS Sites (excluding any License terminated as a result of a rejection of the associated BTS Site by ATC in accordance with Section 3.02 as of the date of such termination).

     (c) Neither a termination nor the expiration of this Agreement will affect:

              (i) any duties or obligations for payment or performance that are or become owing hereunder (or pro-rata share thereof) prior to the effective date of such termination or expiration;

              (ii) any other duties or obligations that expressly survive the termination or expiration hereof;

              (iii) the terms of any License entered into by the Parties, which will continue in accordance with its terms and conditions provided that any License may be terminated in accordance with its terms or as specifically provided herein; or

              (iv) the rights and obligations of each Party hereto with respect to Services at any BTS Site where Services have commenced but are not yet Completed pursuant to the terms and conditions herein, which BTS Sites shall be Completed in accordance with the terms and conditions of this Agreement; provided, however, that in the event that this Agreement is terminated pursuant to Section 8.01(b) (i), (ii), or (iv), the terminating Party shall have the right to cease (or cause the cessation of) any further Services hereunder with respect to any BTS Sites which are not Completed upon written notice to the other Party. If ALLTEL is the terminating Party pursuant to Section 8.01(b) (i), (ii), or (iv), then ALLTEL shall have the option to direct the assignment of ATC's rights in any such BTS Sites (including any Ground Lease or fee simple title) to ALLTEL or a third party and reimburse ATC for all of ATC's reasonable and accountable out of pocket costs and expenses associated with or directly related to the identification, acquisition, development and construction of such BTS Site prior to any such termination.

     (d) With respect to any individual BTS Site, ALLTEL may terminate all rights granted to ATC hereunder with respect to such BTS Site if the number of Days Late with respect to such BTS Site exceeds sixty (60). Such BTS Site shall nonetheless be counted toward any applicable ALLTEL Review Minimum and, if applicable, the Penalty Review Minimum. Upon such termination ALLTEL shall have the right to:

           (i) direct the assignment of ATC's rights in such BTS Site (including any Ground Lease or fee simple title) to ALLTEL or a third party and reimburse ATC for all of ATC's reasonable and accountable out of pocket costs and expenses associated with or directly related to the identification, acquisition, development and construction of such BTS Site prior to any such termination, and engage any Person to complete such BTS Site and perform any and all services required by ALLTEL with respect to such BTS Site, or

           (ii) engage any Person to identify, develop, construct and perform any and all services with respect to a Tower communications facility in the same Search Ring in which such BTS Site is located.

     (e) In the event of any breach by a Party of its obligations contained hereunder or in any of the attachments or exhibits thereof (other than a breach for which a Party can terminate this Agreement pursuant to Section 8.01(b)) and such breach has not been remedied within fifteen (15) calendar days after receipt of notice thereof by the breaching Party (provided, however, that if such failure to perform shall reasonably require a longer period to cure, then such cure period shall be extended for such time as is reasonably necessary to cure such failure to perform but not to exceed thirty (30) calendar days after such notice), then, effective on the third (3rd) day following a second written notice from the non-breaching Party, the breaching Party shall be obligated to pay a penalty equal to one (one) day of the BTS Rent for the applicable Site (but not for more than one Site in the event that breach arises from the identical event) to the non-breaching Party for each subsequent day thereafter that such breach remains uncured.


                                   ARTICLE 9


                                   GUARANTY

     SECTION 9.01.  ATC Parent's Guaranty.

          (a) ATC Parent unconditionally guarantees to ALLTEL the full and timely payment, performance and observance of all of the terms, provisions, covenants and obligations of ATC and its Affiliates under this Agreement (the "ATC Obligations"). ATC Parent agrees that if ATC or any of ATC's Affiliates defaults at any time in the performance of any of the ATC Obligations, ATC Parent shall faithfully perform and fulfill all ATC Obligations and shall pay to ALLTEL all reasonable attorneys' fees, court costs, and other expenses, costs and disbursements incurred by ALLTEL on account of any default by ATC or ATC's Affiliates and on account of the enforcement of this guaranty.

          (b) This guaranty obligation of ATC Parent shall be enforceable by ALLTEL in an Action against ATC Parent without the necessity of any Action by ALLTEL of any kind or nature whatsoever against ATC or its Affiliates, without the necessity of any notice to ATC Parent of ATC's or its Affiliates' default or breach under this Agreement, and without the necessity of any other notice or demand to ATC Parent to which ATC Parent might otherwise be entitled, all of which notices ATC Parent hereby expressly waives. ATC Parent hereby agrees that the validity of this guaranty and the obligations of ATC Parent hereunder shall not be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by ALLTEL against ATC or its Affiliates any of the rights or remedies reserved to ALLTEL pursuant to the provisions of this Agreement or any other remedy or right which ALLTEL may have at law or in equity or otherwise.

          (c) ATC Parent covenants and agrees that this guaranty is an absolute, unconditional, irrevocable and continuing guaranty. The liability of ATC Parent hereunder shall not be affected, modified, or diminished by reason of any modification or termination of this Agreement or any modification or waiver of or change in any of the covenants and terms of this Agreement by agreement of ALLTEL and ATC or its Affiliates, or by any unilateral action of either ALLTEL or ATC or its Affiliates, or by an extension of time that may be granted by ALLTEL to ATC or its Affiliates or any indulgence of any kind granted to ATC or its Affiliates, or any dealings or transactions occurring between ALLTEL and ATC or its Affiliates, including, without limitation, any adjustment, compromise, settlement, accord and satisfaction, or release, or any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership, or trusteeship affecting ATC or its Affiliates. ATC Parent does hereby expressly waive any suretyship defense it may have by virtue of any Law.

          (d) All of ALLTEL's rights and remedies under this guaranty are intended to be distinct, separate, and cumulative and no such right and remedy herein is intended to be the exclusion of or a waiver of any other.

          (e) ATC Parent hereby waives, to the extent permitted by applicable Law, presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance. ATC Parent further waives any right to require that an Action be brought against ATC or its Affiliates or any other Person or to require that resort be had by ALLTEL to any security held by ALLTEL. The provisions of this Section 9.01 shall survive any termination of this Agreement.

     SECTION 9.02. ALLTEL Guaranty

          (a) Each of the ALLTEL Guarantors, jointly and severally, unconditionally guarantees to ATC the full and timely payment, performance and observance of all of the terms, provisions, covenants and obligations of ALLTEL under this Agreement and any Affiliate of ALLTEL under this Agreement (the "ALLTEL Obligations"). The ALLTEL Guarantors agree that if ALLTEL or ALLTEL's Affiliate default at any time in the performance of any of the ALLTEL Obligations, the ALLTEL Guarantors shall faithfully perform and fulfill all ALLTEL Obligations and shall pay to ATC all reasonable attorneys' fees, court costs, and other expenses, costs and disbursements incurred by ATC on account of any default by ALLTEL or ALLTEL's Affiliate and on account of the enforcement of this guaranty.

          (b) This guaranty obligation of the ALLTEL Guarantors shall be enforceable by ATC in an Action against the ALLTEL Guarantors, jointly and severally, without the necessity of any Action by ATC of any kind or nature whatsoever against ALLTEL or its Affiliate, without the necessity of any notice to the ALLTEL Guarantors of ALLTEL's or its Affiliate's default or breach under this Agreement and without the necessity of any other notice or demand to the ALLTEL Guarantors to which the ALLTEL Guarantors might otherwise be entitled, all of which notices the ALLTEL Guarantors hereby expressly waive. The ALLTEL Guarantors hereby agree that the validity of this guaranty and the obligations of the ALLTEL Guarantors hereunder shall not be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by ATC against ALLTEL or its Affiliate any of the rights or remedies reserved to ATC pursuant to the provisions of this Agreement or any other remedy or right which ATC may have at law or in equity or otherwise.

          (c) The ALLTEL Guarantors covenant and agree that this guaranty is an absolute, unconditional, irrevocable and continuing guaranty. The liability of the ALLTEL Guarantors hereunder shall not be affected, modified, or diminished by reason of any modification or termination of this Agreement or any modification or waiver of or change in any of the covenants and terms of this Agreement by agreement of ATC and ALLTEL or its Affiliate, or by any unilateral action of either ATC or ALLTEL or its Affiliate, or by an extension of time that may be granted by ATC to ALLTEL or its Affiliate or any indulgence of any kind granted to ALLTEL or its Affiliate, or any dealings or transactions occurring between ATC and ALLTEL or its Affiliate, including, without limitation, any adjustment, compromise, settlement, accord and satisfaction, or release, or any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership, or trusteeship affecting ALLTEL or its Affiliate. Each of the ALLTEL Guarantors do hereby expressly waive any suretyship defense it may have by virtue of any Law of any state or Governmental Authority.

          (d) All of ATC's rights and remedies under this guaranty are intended to be distinct, separate, and cumulative and no such right and remedy herein is intended to be the exclusion of or a waiver of any other.

          (e) The ALLTEL Guarantors hereby waive, to the extent permitted by applicable Law, presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, and notice of acceptance. the ALLTEL Guarantors further waive any right to require that an action be brought against ALLTEL or its Affiliate or any other person or to require that resort be had by ATC to any security held by ATC. The provisions of this Section 9.02 shall survive any termination of this Agreement.


                                  ARTICLE 10
                                INDEMNIFICATION

     SECTION 10.01. Obligation to Indemnify by ATC. Subject to the provisions of Section 12.22 and without prejudice to any other rights or remedies available to ALLTEL under applicable Laws, ATC agrees to indemnify, defend and hold harmless ALLTEL and its Affiliates, and their directors, partners, members, officers, employees, agents and representatives from and against all losses, taxes, liabilities, damages, Actions, claims, costs or expenses, including interest, penalties and reasonable attorneys' fees and disbursements (collectively, "Losses"), based upon (i) any breach of any covenant or agreement of ATC contained in this Agreement, (ii) any breach of any representations or warranties of ATC contained in this Agreement, or (iii) any negligent or intentional misconduct by ATC in performing its obligations hereunder, including, without limitation, the Services, or by any employee, contractor, subcontractor or other agent who performs any Services on behalf of ATC.

     SECTION 10.02. Obligation to Indemnify by ALLTEL. Subject to the provisions of Section 12.22 and without prejudice to any other rights or remedies available to ATC under applicable laws, ALLTEL agrees to indemnify, defend and hold harmless ATC and its Affiliates, and their directors, partners, members, officers, employees, agents and representatives from and against all Losses based upon (i) any breach of any representations or warranties of ALLTEL contained in this Agreement, (ii) any breach of any covenant or agreement of ALLTEL contained in this Agreement, including ALLTEL's obligation to enter into the License with respect to each BTS Site or (iii) any negligent or intentional misconduct by ALLTEL in performing its obligations hereunder, or by any employee, contractor, subcontractor or other agent who performs on behalf of ALLTEL.

     SECTION 10.03. Procedures for Claims Between the Parties. If a claim for Losses (a "Claim") is to be made by the Party claiming indemnification (the "Claimant") against the other Party (the "Indemnifying Party"), the Claimant shall give written notice (a "Claim Notice") to the Indemnifying Party as soon as practicable after the Claimant becomes aware of the event of default, facts, condition or event that may give rise to a right of indemnification against the Indemnifying Party, provided that no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice because of such failure). Following receipt of the Claim Notice (which shall specify in reasonable detail the basis of the Claim) from the Claimant, the Indemnifying Party shall have thirty (30) days to make such investigation of the Claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the Claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day period to the validity and amount of such Claim, then, subject to the provisions of Section 12.22, the Indemnifying Party shall pay to the Claimant the amount of such Claim within five (5) days after such agreement (the "Due Date"). If the Claimant and the Indemnifying Party do not agree within said period, Parties shall resolve such matter pursuant to Section 12.11 hereof. After the amount of such Claim is finally determined, the Indemnified Party shall pay any amount owing to the Claimant for such Claim, plus interest on such amount for each day from the Due Date at a rate per annum equal to the "Prime Rate" set forth in the "Money Rates" table of the Wall Street Journal on the Due Date plus two percent (2%).
                    -------------------

     SECTION 10.04. Defense of Third-Party Actions. If any lawsuit or enforcement action (a "Third-Party Action") is filed against a Claimant entitled to the benefit of indemnity hereunder, written notice thereof (the "Third-Party Action Notice") shall be given by the Claimant to the Indemnifying Party as promptly as practicable (and in any event within five (5) Business Days after the service of the citation or summons or other manner of process), provided that no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice because of such failure). After receipt of such notice, the Indemnifying Party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such Third Party Action, (ii) to employ and engage attorneys of its choice to handle and defend the same, at the Indemnifying Party's cost, risk and expense, and (iii) to compromise or settle such Third-Party Action, which compromise or settlement shall be made only with the written consent of the Claimant (such consent not to be unreasonably withheld, conditioned or delayed) unless such compromise or settlement involves only the payment of money damages and does not impose the specific performance or other obligation upon the Claimant, in which case no such consent shall be required. If the Indemnifying Party fails to assume the defense of such Third-Party Action within the earlier of fifteen (15) days after receipt of the Third-Party Action Notice or ten (10) days prior to the expiration of any statute of limitations, the Claimant will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Third-Party Action; provided, however, that such Third-Party Action shall not be compromised or settled without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

     The Indemnifying Party shall keep the Claimant informed at all times of the status of the Third Party Action, and the Claimant may, at its own election and expense, participate in the defense of any such Third Party Action. In the event the Claimant assumes the defense of the Third-Party Action, the Claimant will keep the Indemnifying Party timely informed of the progress of any such defense, compromise or settlement.

     Section 10.05. Survival. The provisions of this Article 10 shall survive the expiration or earlier termination of this Agreement with respect to any events occurring on or before expiration or termination whether or not Claims relating thereto are asserted before or after expiration or termination.


                                  ARTICLE 11


                               EXCUSABLE DELAYS

     SECTION 11.01 Excusable Delays. Notwithstanding anything to the contrary in Section 5.01, an event of "Excusable Delay" shall mean the following events or circumstances, to the extent that they delay the Completion of any BTS Site or the performance by ATC or ALLTEL of any of their respective duties and obligations under this Agreement:

          (a) Failure of or delay by the applicable Governmental Authority to grant the Zoning Approvals or Permits (so long as any required applications are timely filed and diligently pursued by the responsible Party), extended site studies, or construction moratoria, and condemnation or other exercise of the power of eminent domain;

          (b) Changes in Laws effective after the Effective Date of this Agreement which materially affect ATC's or ALLTEL's ability to perform its obligations under this Agreement;

          (c) Acts of God that are beyond such Party's reasonable control and not resulting from any negligent or intentional misconduct by such Party, including, without limitation, snow, extreme temperatures, tornadoes, hurricanes, floods, rain or wind, landslides, and earthquakes; and

          (d) Fire and other casualties, such as explosions and accidents; and

          (e) Acts of war, terrorism, effects of nuclear radiation, blockades, insurrections, riots, civil disturbances, the combined action of workers (other than employees of such Party), national or international calamities, and other acts and circumstances beyond a Party's reasonable control and not resulting from any negligent or intentional misconduct by such Party; and

          (f) Any delay caused by the acts or omissions of the other Party hereto or its employees, agents, contractors or vendors or by any power or telco company (other than ALLTEL).

None of the foregoing events shall be deemed to be an Excusable Delay unless the affected Party is using commercially reasonable good faith efforts to mitigate the effect of such event or circumstance.

     SECTION 11.02 Effect of Excusable Delays. Each Party hereto shall be entitled to an adjustment of the Site Schedule, which adjustment shall be subject to the prior written approval of the other Party, which approval shall not be unreasonably withheld, conditioned or delayed, for events of Excusable Delay affecting its performance hereunder for the number of days reasonably necessary as a result of such events. In the event of such a delay, ATC and ALLTEL agree to discuss, in good faith, reasonable changes to the Specifications, network design, reimbursement of costs and expenses incurred by ATC, and/or ATC's fees or rental terms with respect to such Search Ring to determine if a cost-effective alternative locations may be available. Any such changes agreed upon between the Parties in an effort to locate an alternative site location, if any, shall be evidenced in a writing signed by both Parties.



                                  ARTICLE 12


                                 MISCELLANEOUS

     SECTION 12.01. Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be deemed to have been delivered (a) five (5) business days after being mailed by first-class or express mail, postage prepaid, (b) the next day when sent overnight by a nationally recognized courier service, (c) upon confirmation when sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid, or by a nationally recognized courier service) written confirmation at substantially the same time as such rapid transmission, or (d) upon delivery when personally delivered to the receiving Party (which if other than an individual shall be an officer or other responsible Party of the receiving Party). All such notices and communications shall be mailed, sent or delivered as set forth below or to such other person(s), telex or facsimile number(s) or address(es) as the Party to receive any such communication or notice may have designated by written notice to the other Party.

     If to ALLTEL:    ALLTEL Communications, Inc.
     ------------

                         One Allied Drive
                         Little Rock, AR 72202
                         Attn: Chief Legal Officer
                         Facsimile Number: (501) 905-0962

     With a copy to:     Such Field Office as Designated
     --------------
                         in the NTP for the
                         particular Search Ring

     If to ATC:          American Tower
     ---------
                         116 Huntington Avenue
                         Boston, Massachusetts 02116
                         Attn: General Counsel
                         Facsimile Number: 617-375-7575

     With a copy to:     Such Field Office as Designated
     --------------
                         in the NTP acceptance for the
                         particular Search Ring

     SECTION 12.02. Assignment: Binding Effect. Neither ATC nor any of the ALLTEL Companies may assign its rights and obligations under, or grant a security interest in, this Agreement to any Person without the consent of the other Parties hereto except that it shall inure to the benefit of and be binding upon any successor to any Party by operation of Law, including by way of mergers, consolidation or sale of all or substantially all of its assets; provided, however, that (a) ATC may assign all of its rights and obligations hereunder to one or more wholly-owned subsidiaries of ATC Parent and to Permitted Subleasehold Mortgagees (as defined in the Sublease) without the consent of ALLTEL so long as (i) ATC fully, irrevocably and unconditionally guarantees all such obligations, and (ii) in the case of any wholly-owned subsidiary of ATC Parent, such assignee becomes a Party hereto and bound by the provisions hereof and (b) any ALLTEL Company may assign its rights and obligations hereunder, in whole or in part, to any Affiliate of such ALLTEL Company without the consent of ATC so long as (i) the assigning ALLTEL Company fully, irrevocably and unconditionally guarantees all such obligations, (ii) such assignee becomes a Party hereto and bound by the provisions hereof, and
(iii) the assignee has and shall continue to hold the FCC licenses associated with the assets and business operations assigned by the assignor to the assignee. All references herein to any Party shall be deemed to include any successor (including a corporate successor) to such Party. It is understood that in the event of a permitted assignment by ATC hereunder, such assignment shall only be of this Agreement as a whole (but not in part, except as specifically permitted pursuant to Section 2.05(b)). Notwithstanding the foregoing, any ALLTEL Company may assign its rights and obligations hereunder, in whole or in part, without the consent of ATC to any Person acquiring and continuing all of the assignor's wireless business operations conducted at or from the BTS Sites within any entire Rural Service Area, Metropolitan Statistical Area, Market Trading Area or Basic Trading Area (as such terms are defined by the FCC); provided, however that in the event of such an assignment (a) the assigning ALLTEL Company fully, irrevocably and unconditionally guarantees all such obligations, (b) such assignee becomes a Party hereto and bound by the provisions hereof except that (i) such assignee shall not be under any obligation to achieve the ALLTEL Review Minimum, if applicable, or Penalty Review Minimum, if applicable, nor subject to any associated penalties pursuant to Section 5.02(b), and (ii) any BTS Site developed hereunder by ATC for such assignee shall be credited against the ALLTEL Review Minimum, if applicable, the Penalty Review Minimum, if applicable, and for the purposes of
Section 8.02(b)(v) unless such assignee is Party to a separate build-to-suit agreement with ATC or one of its Affiliates pursuant to which such BTS Site could be credited against any minimum obligations of such third party to ATC thereunder or any exclusive rights for the benefit of ATC thereunder. In the event that ATC or ATC Parent assigns any of its rights or interest in or to this Agreement or any BTS Site, ATC Parent shall not be released from its liability and obligations under this Agreement.

     SECTION 12.03. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     SECTION 12.04. Confidentiality; Nondisclosure. Neither Party shall disclose any of the economic matters set forth in this Agreement nor disseminate or distribute this Agreement or any information concerning the terms, covenants, or conditions hereof to any Person other than a prospective transferee of a Party's interests hereunder (who would be a permitted transferee or assignee under Section 12.02), without first obtaining the express written approval of the other Party; provided however that either Party may disclose the contents of this Agreement (but only to the extent necessary) (i) to any of its directors, officers, employees, lawyers, accountants, or other third-party consultants or professionals ("Representatives") whose responsibilities require access to such information; (ii) to any lender, investor, or other person to whom financial statements are required to be provided under Law or the terms of applicable loan documents; (iii) as required by applicable Law and the rules and regulations of any applicable stock exchange,; (iv) reasonably required or necessary in connection with the performance of a Party's obligations under this Agreement,
(iv) to identify any BTS Site or the ALLTEL Equipment at any BTS Site in governmental filings or marketing materials, or (v) reasonably required or significant to the marketing, operation and further leasing and licensing of the BTS Sites by ATC, including, without limitation, to provide information to other tenants or potential tenants at the BTS Sites about the power output, specifications of equipment, frequencies in use and similar information for the purpose of performing any required structural analysis, intermodulation studies, RF radiation reports or similar tests and reports. For purposes of this Agreement, "Confidential Information" shall mean any and all information related to the business or businesses of ATC and its Affiliates or ALLTEL and its Affiliates, including any of their respective successors and assigns, other than information that (i) has been or is obtained from a source independent of the Disclosing Party that, to the Receiving Party's knowledge, is not subject to any confidentiality restriction, (ii) is or becomes generally available to the public other than as a result of unauthorized disclosure by the Receiving Party, or (iii) is independently developed by the Receiving Party without reliance in any way on information provided by the Disclosing Party or a third party independent of the Disclosing Party that, to the Receiving Party's knowledge, is not subject to any confidentiality restriction. Without limiting the foregoing, it is understood that any violation of the provisions of this Section 12.05 by a Party's Representatives shall be deemed to be a breach of this Section by such Party. Notwithstanding anything to the contrary herein, the confidentiality provisions set forth in this Section 12.04 shall remain in full force and effect and shall survive the termination or expiration of this Agreement.

     SECTION 12.05. Insurance.

          (a)  ATC's Insurance Requirements.  Throughout the Term of this
               ----------------------------
Agreement, ATC shall carry and maintain in force the following insurance: (1) Workers' Compensation insurance or qualified self-insurance as required by law;
(2) employer's liability insurance with a limit of at least five hundred thousand ($500,000) dollars for each occurrence; (3) commercial general liability insurance (including protective liability coverage on operations of independent contractors engaged in construction, blanket contractual liability coverage, products liability coverage, and explosion, collapse and underground hazards coverage) for the benefit of ATC, against claims for personal injury, bodily injury and property damage, with a limit of not less than $3,000,000 in the event of personal injury or bodily injury to any number of persons or of damage to property arising out of any one occurrence, and not less than $10,000,000 in the aggregate applicable to the Services to be provided under this Agreement (4) automobile liability insurance with a limit of at least one million ($1,000,000) dollars for bodily injury, including death, to any one person and (5) property insurance with limits of not less than full replacement cost of each Tower on each BTS Site. All of the foregoing coverage limits may be satisfied by an umbrella policy. ALLTEL shall be named as an additional insured, other than with respect to the insurance policies described in subsections 12.05(a)(1) and (2).

          (b)  ALLTEL's Insurance Requirements. Throughout the term of this
               -------------------------------
Agreement, ALLTEL shall carry and maintain in force the following insurance: (1) Workers' Compensation insurance or qualified self-insurance as required by law;
(2) employer's liability insurance with a limit of at least five hundred thousand ($500,000) dollars for each occurrence; (3) commercial general liability insurance (including protective liability coverage on operations of independent contractors engaged in construction, blanket contractual liability coverage, products liability coverage, and explosion, collapse and underground hazards coverage) for the benefit of ALLTEL, against claims for personal injury, bodily injury and property damage, with a limit of not less than $3,000,000 in the event of personal injury or bodily injury to any number of persons or of damage to property arising out of any one occurrence, and not less than $10,000,000 in the aggregate applicable to this Agreement and (4) automobile liability insurance with a limit of at least one million ($1,000,000) dollars for bodily injury, including death, to any one person. All of the foregoing coverage limits may be satisfied by an umbrella policy. ATC shall be named as an additional insured, other than with respect to the insurance policies described in subsections 12.05(b)(1) and (2). In lieu of the insurance requirements contained in this Section 12.05(b), ATC agrees that ALLTEL may self-insure against all or any portion of the risks required to be insured against under this Section 12.05(b).

     (c)  Evidence of Insurance.  Upon request, ATC and ALLTEL shall furnish
          ---------------------
each other with appropriate certificates evidencing the insurance each is required to maintain under this Agreement.


     SECTION 12.06. Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any Law, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such Law, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely any Party, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the rights and obligations under this Agreement are fulfilled and consummated to the maximum extent possible.

     SECTION 12.07. Waiver; Amendments. Changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the consent in writing of the Parties hereto. No delay on the part of either Party at any time or times in the exercise of any right or remedy shall operate as a waiver thereof. Any consent may be given subject to satisfaction of conditions stated therein. The failure to insist upon the strict provisions of any covenant, term, condition or other provision of this Agreement or to exercise any right or remedy hereunder shall not constitute a waiver of any such covenant, term, condition or other provision thereof or default in connection therewith. The waiver of any covenant, term, condition or other provision hereof or default hereunder shall not affect or alter this Agreement in any other respect, and each and every covenant, term, condition or other provision of this Agreement shall, in such event, continue in full force and effect, except as so waived, and shall be operative with respect to any other then existing or subsequent default in connection herewith. Furthermore, any addition, variation, or modification to this Agreement or any License shall be void and ineffective unless made in writing and signed by both Parties.

     SECTION 12.08. Rights Cumulative. All rights, remedies, powers and privileges conferred under this Agreement on the Parties shall be cumulative of and in addition to, but not restrictive of or in lieu of, those conferred by law or equity.

     SECTION 12.09. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the Parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one set of such counterparts.

     SECTION 12.10. Condemnation; Application of Compensation. In the event that all or any part of a BTS Site is damaged or destroyed by the elements or taken by the exercise of the power of eminent domain at any time prior to the Completion Date, the insurance proceeds or other compensation awarded to and received by ATC must be applied to restoration of the BTS

Site if such BTS Site can (i) be restored on commercially reasonable terms and at a cost not to exceed insurance proceeds or other compensation, and (ii) be commercially feasible and in compliance with Laws for its intended use after the taking by eminent domain. If such BTS Site can be restored pursuant to the foregoing, ATC and ALLTEL will in good faith revise the Site Schedule with respect to such BTS Site to provide the timetable for restoration and Completion.

     SECTION 12.11. Dispute Resolution. Except as provided in Section 12.12, any dispute among the Parties hereto shall be resolved in accordance with the arbitration provisions of this Section.

          (a) Any Party may give the other written notice that a dispute exists (the "Notice of Dispute"). The Notice of Dispute shall include a statement of such Party's position providing sufficient detail of the nature of the dispute in order to enable the other Party to be on notice of all relevant issues. All documents and other information or data on which each Party relies concerning the dispute shall be furnished or made available on reasonable terms to the other Party.

          (b) Either Party to this Agreement may from time to time call a special meeting for the resolution of a dispute and such meeting shall be held at a mutually agreeable location within ten (10) Business Days of a written request, which request shall specify in reasonable detail the nature of the dispute to be resolved at the meeting. The meeting shall be attended by representatives of the Parties to the Agreement and such representatives shall attempt in good faith to resolve the dispute. If the dispute has not been resolved within five (5) Business Days after the special meeting has been held, a senior corporate manager of ALLTEL and ATC, each with full authority to settle the dispute, shall meet and attempt in good faith to resolve the dispute within ten (10) Business Days after the initial special meeting.

          (c) Any controversy or claim arising out of or relating to this Agreement, the breach, termination or validity thereof, or the transactions contemplated herein, if not settled by negotiation as set forth in subsection
(b) above, shall be settled by arbitration in the city of New York, New York in accordance with the American Arbitration Association Rules for Commercial Disputes, by one arbitrator appointed by the American Arbitration Association under applicable rules. The arbitration proceedings shall be conducted in the English language in accordance with the arbitration rules of the American Arbitration Association. The award rendered by the arbitrator shall be final and binding on the Parties and may be entered in any court having jurisdiction thereof.

          (d) It is the intent of the Parties that any arbitration shall be concluded as quickly as reasonably practicable. Unless the Parties otherwise agree once commenced, the hearing on the disputed matters shall be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrator shall use all reasonable efforts to issue the final award or awards within a period of five (5) Business Days after closure of the proceedings. Failure of the arbitrator to meet the time limits of this subsection shall not be a basis for challenging the award.

          (e) The arbitrator shall instruct the non-prevailing Party or Parties to pay all costs of the proceedings, including the fees and expenses of the arbitration and the reasonable attorneys' fees and expenses of the prevailing Party or Parties. If the arbitrator determines that there is not a prevailing Party, each Party shall be instructed to bear its own costs and to pay one-half of the fees and expenses of the arbitrator.

     SECTION 12.12. Disputes regarding a Disagreement Notice. Any dispute between the Parties in connection with a Disagreement Notice will be resolved by an expert in wireless communications or Tower construction, as applicable. Such expert shall look solely to this Agreement and the actual work performed by ATC at the corresponding BTS Site to form his opinion.

     The expert shall be appointed by the Parties within a term of fifteen (15) Business Days of the date of delivery of a Disagreement Notice, or in the event the Parties may not reach an agreement, by the President of the New York City Chapter of the American Arbitration Association, upon the request of either Party, which appointment will be binding to the Parties.

     The expert will examine the BTS Site and will determine whether (i) the Services performed by ATC comply with this Agreement, in which event the Completion Date shall be the date set forth in the Completion Certificate as issued by ATC, or (ii) if additional Services are required to comply with this Agreement, in which event ATC will perform all necessary Services for the Site to be Completed as soon as practicable and the Completion Date shall be the date in which such Services (as determined by the expert) are Completed.

     The losing Party shall pay the prevailing Party's reasonable legal costs and expenses incurred in connection with this Section 12.12.

     SECTION 12.13. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the applicable Laws of the state of Delaware applicable to contracts made and performed in such state and, in any event, without giving effect to any choice or conflict of Laws provision or rule that would cause the application of domestic substantive Laws of any other jurisdiction.

     SECTION 12.14. Entire Agreement. This Agreement (together with the Exhibits hereto and the other documents delivered or to be delivered in connection herewith) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, undertakings, inducements, representations, warranties and negotiations, expressed or implied, oral or written, between the Parties, with respect to the subject matter hereof. Each of the Parties is a sophisticated Person that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Each of the Parties hereby acknowledges that (a) none of the Parties has relied or will rely in respect of this Agreement or the transactions contemplated hereby upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement (or such of the foregoing as are delivered at the Closing), (b) there are no covenants or agreements by or on behalf of any Party or any of its respective Affiliates or representatives other than those expressly set forth in this Agreement, and (c) the Parties' respective rights and obligations with respect to this Agreement and the events giving rise thereto will be solely as set forth in this Agreement and MLA.

     SECTION 12.15. Interpretation. Each of the Parties have been represented by counsel and individually agreed to the use of the particular language of the provisions of this Agreement, and any questions of doubtful interpretation shall not be resolved by any rule or interpretation against the draftsman, but rather in accordance with the fair meaning thereof, having due regard to the benefits and rights intended to be conferred upon the Parties hereto and the limitation and restrictions upon such rights and benefits intended to be provided.

     SECTION 12.16. Agents. In no event will either Party to this Agreement be deemed to be or constitute the agent or representative of the other Party to this Agreement.

     SECTION 12.17. Several Liability. Notwithstanding any other provision of this Agreement to the contrary, and notwithstanding any liability or obligation that ALLTEL would have as a general partner of any of the other ALLTEL Companies under this Agreement (in each case, whether or not expressly set forth herein or therein), by operation or law or otherwise, (i) the obligations of any ALLTEL Company (other than the ALLTEL Guarantors pursuant to Section 9.02) under this Agreement are several and not joint, and (ii) each of the ALLTEL Companies (other than the ALLTEL Guarantors pursuant to Section 9.02) will have no personal liability for the payment or performance of any obligation of any of the other ALLTEL Companies under this Agreement.

     SECTION 12.18. Power of Attorney. Each and every one of the ALLTEL Companies other than ALLTEL, Inc. hereby irrevocably constitutes and appoints ALLTEL, Inc. as its and their agent and attorney-in-fact to modify, amend or otherwise change or waive any and all terms, conditions and other provisions of this Agreement and any other of the Transaction Documents, to exercise on behalf of the ALLTEL Companies any options or elections granted to ALLTEL hereunder, to take all actions and execute all documents necessary or desirable to effect the terms hereof and thereof to take all actions and execute all documents which may be necessary or desirable in connection therewith, to give and receive all consents and all notices hereunder, to negotiate, settle and compromise claims for indemnification hereunder, and to perform any other act arising out of or pertaining to this Agreement. ALLTEL Inc. hereby accepts the foregoing appointment. Nothing herein shall be deemed to make ALLTEL Inc. liable to any of the ALLTEL Companies because of service in the foregoing capacity as agent and attorney-in-fact. In performing any of its duties under this Section, ALLTEL Inc. shall not incur any Liability whatsoever to any of the ALLTEL Companies or its Affiliates. It is expressly understood and agreed that this power of attorney and the agency created hereby is coupled with an interest of the respective Parties hereto and shall be binding and enforceable on and against the respective successors and assigns of ALLTEL Inc., and each of them, and this power of attorney shall not be revoked or terminated and shall continue to be binding and enforceable in the manner provided herein.

     SECTION 12.19. Further Acts. Each Party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such documents and other assurances, as any other Party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

     SECTION 12.20. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 12.21. Mutual Drafting. This Agreement is the result of the joint efforts of ALLTEL and ATC, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and there shall be no construction against any Party based on any presumption of that Party's involvement in the drafting thereof.

     SECTION 12.22. Excluded Damages. NOTWITHSTANDING THE PROVISIONS OF SECTION 10 OR ANY OTHER PROVISION TO THE CONTRARY, EACH PARTY HERETO HEREBY WAIVES THE RIGHT TO RECOVER AND NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL (INCLUDING BUT NOT LIMITED TO LOST PROFITS), PUNITIVE, EXEMPLARY AND SIMILAR DAMAGES AND THE MULTIPLIED PORTION OF DAMAGES, HOWEVER ARISING, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, all effective as of the day and year first written above.

                ATC:

                American Towers, Inc., a Delaware corporation

                By:_____________________________________________________________
                   Name: James S. Eisenstein
                   Title: Executive Vice President and Chief Development Officer

                ATC PARENT:

                American Tower Corporation, a Delaware Corporation


                By:_____________________________________________________________
                   Name: James S. Eisenstein
                   Title: Executive Vice President and Chief Development Officer

                ALLTEL INC.:

                ALLTEL Communications, Inc., a Delaware corporation

                By:_____________________________________________________________
                   Name: Scott T. Ford
                   Title: President

              ALLTEL ENTITIES:

              360(degrees) Communications Company
              360(degrees) Communications Company of Charlottesville 360(degrees) Communications Company of Florida
              360(degrees) Communications Company of Ft. Walton Beach Limited
                 Partnership, by 360(degrees) Communications Company of Florida, its general partner
              360(degrees) Communications Company of Hickory Limited Partnership
                 by 360(degrees) Communications Company of Hickory No. 1, its general partner
              360(degrees) Communications Company of Lynchburg
              360(degrees) Communications Company of Nevada Limited Partnership
                   by ALLTEL Communications, Inc., its general partner
              360(degrees) Communications Company of New Mexico
              360(degrees) Communications Company of North Carolina No. 1 360(degrees) Communications Company of Ohio No. 4
              360(degrees) Communications Company of South Carolina No. 1 360(degrees) Communications Company of Texas Limited Partnership by 360(degrees) Communications Company, its general partner
              360(degrees) Communications Company of Virginia
              360(degrees) Communications Company Tennessee No. 2
              Aliant Cellular, Inc.
              ALLTEL Alabama Limited Partnership
                 by ALLTEL Corporate Services, Inc., its general partner
              ALLTEL Mobile Communications of the Carolinas, Inc.
              ALLTEL Ohio Limited Partnership
                 by 360(degrees) Communications Company of Petersburg, its
                  general partner
              ALLTEL Wireless Holdings, L.L.C.
              Florida RSA 9 Limited Partnership
                 by ALLTEL Communications, Inc., its general partner
              Georgia RSA 14 Cellular Partnership
                 by ALLTEL Communications, Inc., its general partner
              Greenville MSA Limited Partnership
                 by TeleSpectrum, Inc., its general partner
              Kansas RSA 15 Limited Partnership
                 by 360(degrees) Communications Company of Nebraska, its general partner
              Liberty Cellular, Inc.
              New York NewCo Subsidiary, Inc.
              North Carolina RSA 15 North Sector Limited Partnership
                 by 360(degrees) Communications Company, its general partner

              North Carolina RSA 6 Limited Partnership
                by 360(degrees) Communications Company of North Carolina No. 1, its general partner
              Ohio Cellular RSA Limited Partnership
                by 360(degrees) Communications Company of Ohio No. 3, its
                 general partner
              Radiofone, Inc.
              RCTC Wholesale Corporation
              TeleSpectrum, Inc.
              TeleSpecturm of Virginia, Inc.
              Tennessee RSA 8 Limited Partnership
                by 360(degrees) Communications Company of Tennessee No. 1, its general partner
              Texas RSA #10B-2 Limited Partnership
                by 360(degrees) Communications Company of Texas No. 2, its general partner
              Texas RSA 10B4 Limited Partnership
                by 360(degrees) Communications Company, its general partner
              Texas RSA 9B3 Limited Partnership
                by 360(degrees) Communications Company, its general partner
              Virginia Metronet, Inc.
              Virginia RSA 1 Limited Partnership
                by 360(degrees) Communications Company of Virginia No. 1, its general partner

              By:_________________________________________________________
                 Name: Scott T. Ford
                 Title: President


              ALLTEL GUARANTORS:

              Each of the undersigned Affiliates of ALLTEL Inc. hereby executes and delivers this Agreement as an ALLTEL Guarantor for the sole purpose of guaranteeing, jointly and severally, the ALLTEL Obligations in accordance with the terms and conditions of Sections 9.02 and 12.17, and each agrees to be bound by the provisions of Sections 9.02 and 12.17 with the same force and effect as if each were specifically named as an ALLTEL Guarantor in the above Agreement, such guaranty being in addition to its rights and obligations as an ALLTEL Entity, if applicable.

              360(degrees) Communications Company
              360(degrees) Communications Company of Charlottesville 360(degrees) Communications Company of Florida

              360(degrees) Communications Company of Ft. Walton Beach Limited
                Partnership, by 360(degrees) Communications Company of Florida, its general partner
              360(degrees) Communications Company of Hickory Limited Partnership
                by 360(degrees) Communications Company of Hickory No. 1, its general partner
              360(degrees) Communications Company of Lynchburg
              360(degrees) Communications Company of Nevada Limited Partnership
                by ALLTEL Communications, Inc., its general partner
              360(degrees) Communications Company of New Mexico
              360(degrees) Communications Company of North Carolina No. 1 360(degrees) Communications Company of Ohio No. 4
              360(degrees) Communications Company of South Carolina No. 1 360(degrees) Communications Company of Texas Limited Partnership by 360(degrees) Communications Company, its general partner
              360(degrees) Communications Company of Virginia
              360(degrees) Communications Company Tennessee No. 2
              Aliant Cellular, Inc.
              ALLTEL Alabama Limited Partnership
                by ALLTEL Corporate Services, Inc., its general partner
              ALLTEL Mobile Communications of the Carolinas, Inc.
              ALLTEL Ohio Limited Partnership
                by 360(degrees) Communications Company of Petersburg, its
                 general partner
              ALLTEL Wireless Holdings, L.L.C.
              Florida RSA 9 Limited Partnership
                by ALLTEL Communications, Inc., its general partner
              Georgia RSA 14 Cellular Partnership
                by ALLTEL Communications, Inc., its general partner
              Greenville MSA Limited Partnership
                by TeleSpectrum, Inc., its general partner
              Kansas RSA 15 Limited Partnership
                by 360(degrees) Communications Company of Nebraska, its general partner
              Liberty Cellular, Inc.
              New York NewCo Subsidiary, Inc.
              North Carolina RSA 15 North Sector Limited Partnership
                by 360(degrees) Communications Company, its general partner
              North Carolina RSA 6 Limited Partnership
                by 360(degrees) Communications Company of North Carolina No. 1, its general partner
              Ohio Cellular RSA Limited Partnership
                by 360(degrees) Communications Company of Ohio No. 3, its
                 general partner

              Radiofone, Inc. (a Louisiana corporation)
              Radiofone, Inc. (a Tennessee corporation)
              RCTC Wholesale Corporation
              TeleSpectrum, Inc.
              TeleSpecturm of Virginia, Inc.
              Tennessee RSA 8 Limited Partnership
                by 360(degrees) Communications Company of Tennessee No. 1, its general partner
              Texas RSA #10B-2 Limited Partnership
                by 360(degrees) Communications Company of Texas No. 2, its general partner
              Texas RSA 10B4 Limited Partnership
                by 360(degrees) Communications Company, its general partner
              Texas RSA 9B3 Limited Partnership
                by 360(degrees) Communications Company, its general partner
              Virginia Metronet, Inc.
              Virginia RSA 1 Limited Partnership
                by 360(degrees) Communications Company of Virginia No. 1, its general partner
              360(degrees) Communications Company of Ohio No. 1
              360(degrees) Communications Company of Ohio No. 2
              360(degrees) Communications Company of Ohio No. 3
              360(degrees) Communications Company of Pennsylvania No. 1 Petersburg Cellular Telephone Company, Inc.
              360(degrees) Communications Company of South Carolina No. 2 360(degrees) Communications Company of Texas No. 1
              360(degrees) Communications Company of Texas No. 3
              360(degrees) Communications Company of Virginia No. 1

              By:_________________________________________________________
                 Name: Scott T. Ford
                 Title: President

                                   EXHIBIT A

                                 Defined Terms
                                 -------------

     "Action" means any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, administrative or other proceeding, or request for material information by or pursuant to the order of any Governmental Authority, whether at law, in equity, in arbitration or otherwise, and whether conducted by or before any Governmental Authority or other Person, whether or not purported to be brought on behalf of such Person, affecting such Person or any of such Person's business, property or assets.

     "Affiliate(s)" or "Affiliated" of a Person means any Person which, whether directly or indirectly, Controls, is Controlled by or is under common Control with the subject Party. "Agreement" means this Build to Suit Agreement together with its exhibits.

     "Agreement to Sublease" means that certain Agreement to Sublease dated December 19, 2000 by and among ATC, ATC Parent, ALLTEL Inc., and the ALLTEL Entities.

     "ALLTEL" has the meaning ascribed to such term in the Preamble of this Agreement.

     "ALLTEL Companies" has the meaning ascribed to such term in the Preamble of this Agreement.

     "ALLTEL Entities" means those partnerships, limited liability companies and corporations that are listed on Exhibit G attached hereto which are (i) signatories to this Agreement on the Effective Date hereof, or (ii) have joined in the execution and delivery of this Agreement by executing and delivering to ALLTEL Inc. and ATC on or before the ninetieth (90/th/) day after the Effective Date, a Joinder to Agreement in the form attached hereto as Exhibit H. The Agreement shall automatically be deemed amended to include any of the ALLTEL Entities that executes and delivers to ATC and ALLTEL Inc. within the time frame set forth above a Joinder to Agreement without any other action or approval of any Party hereto.

     "ALLTEL Equipment" means all personal property owned (or leased or licensed from third Parties) by ALLTEL and located or to be located on any BTS Site, as specifically set forth in and associated with the pricing set forth in the MLA, including, without limitation, the Antenna System Equipment.

     "ALLTEL Guarantors" means, individually and in the aggregate, ALLTEL Inc., and those Affiliates of ALLTEL Inc. listed under the heading "ALLTEL Guarantors" on the signature pages hereto, each of whom have agreed to jointly and severally guarantee the ALLTEL Obligations in accordance with the terms and conditions set forth in Section 9.02.

     "ALLTEL Inc." has the meaning ascribed to such term shall be the date that is indicated in the Preamble of this Agreement.

     "ALLTEL Indemnitee" means ALLTEL, its Affiliates, and the respective directors, officers, partners, members, employees, representatives and agents of ALLTEL (excluding ATC, its Affiliates or any of their officers, directors, employees, agents, and representatives).

     "ALLTEL Obligations" has the meaning ascribed to such term in Section 9.02.

     "ALLTEL Permits" means any and all certificates, licenses, permits, authorizations, consents, special use permits and other approvals issued by the applicable Governmental Authorities having jurisdiction in such matters required to be obtained, issued, granted or received for the installation and operation of the ALLTEL Equipment at a BTS Site (other than the Tower Site Permits).

     "ALLTEL Review Minimum" has the meaning ascribed to such term in Section 2.01(a).

     "ATC" has the meaning ascribed to such term in the Preamble of this Agreement.

     "ATC Existing Site(s)" has the meaning ascribed to such term in the MLA.

     "ATC Obligations" has the meaning ascribed to such term in Section 9.01.

     "ATC Parent" has the meaning ascribed to such term in the Preamble of this Agreement.

     "Antenna System Equipment" means the antennas and associated coaxial cables, mounts, waveguides, bridges and other parts and materials traditionally associated with the installation of antenna equipment on a Tower structure (but specifically excluding installations associated with ALLTEL's shelters or cabinets) to be installed at a BTS Site for the benefit of ALLTEL.

     "BTS Rent" means the License Fee due for a particular BTS Site in accordance with the applicable License and the MLA.

     "BTS Site(s)" means a Tower communication facility, together with all associated improvements and other rights, that (a) is or shall be built and developed by ATC for the non-exclusive use by ALLTEL (or one of its Affiliates) pursuant to this Agreement, (b) is or shall be under the legal control (as owner, lessee, grantee or licensee) of ATC, (c) is or shall be located in the Territory, and (d) is not a site already owned or leased by ATC or any of its Affiliates or which is not constructed pursuant to this Agreement.

     "Business Day" means any day other than a Saturday, Sunday or holiday of the federal government of the United States of America.

     "Claim" has the meaning ascribed to such term in Section 10.03.

     "Claimant" has the meaning ascribed to such term in Section 10.03.

     "Claim Notice" has the meaning ascribed to such term in Section 10.03.

     "Closing" has the meaning ascribed to such term in the Agreement to Sublease.

     "Closing Date" has the meaning ascribed to such term in the Agreement to Sublease.

     "Competing Bids" has the meaning ascribed to such term in Section 4.03.

     "Completion", "Complete" or "Completed" means that the Completion Certificate has been accepted by ALLTEL in accordance with the procedures set forth in Paragraph IX of Exhibit B.
                         ---------

     "Completion Certificate" means the certificate of completion issued by ATC with respect to construction of a Tower on a BTS Site in accordance with the procedures set forth in Paragraph IX of Exhibit B.
                                        ---------

     "Completion Date" means the date of upon which a BTS Site is Completed.

     "Components" mean any of the materials listed on Exhibit K attached hereto which may be required or desired by ALLTEL for use at a BTS Site.

     "Control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise. The sole general partner of any Person that is a partnership will be deemed to control such Person and the sole manager(s) of any Person that is a limited liability company shall be deemed to control such Person.

     "Days Late" has the meaning ascribed to such term in Section 5.02(a).

     "Disagreement Notice" has the meaning ascribed to such term in Paragraph IX of Exhibit B.
   ---------

     "Effective Date" has the meaning ascribed to such term in the preamble of this Agreement.

     "Environmental Exclusion Criteria" has the meaning ascribed to such term in the Agreement to Sublease.

     "Excluded Site" has the meaning ascribed to such term in the Agreement to Sublease.

     "Excusable Delay" has the meaning ascribed to such term in Section 11.01.

     "Final Closing" has the meaning ascribed to such term in the Agreement to Sublease.

     "Governmental Authority(ies)" means any federal, state, territorial, county, municipal, local, or other government or governmental agency, authority or body or any other type of regulatory agency, authority or body, whether domestic or foreign, whether administrative, executive, judicial or legislative, including without limitation the FCC and the FAA.

     "Ground Lease" means the ground lease, easement, right of way, or other right of use agreement, pursuant to which ATC holds or will hold a leasehold interest, leasehold estate or other real property interest or other right of use for any BTS Site.

     "Ground Lessor" means the "grantor" or "lessor" or "landlord" or "licensor" under a Ground Lease.

     "Included Sites" has the meaning ascribed to such term in the Agreement to Sublease.

     "Indemnifying Party" has the meaning ascribed to such term in Section
10.03.

     "In Progress Sites" has the meaning ascribed to such term in the Agreement to Sublease.

     "Inspection Term" has the meaning ascribed to such term in Paragraph IX of Exhibit B.
---------

     "Installation Services" means the installation by ATC of the Antenna System Equipment in accordance with Paragraph VIII of Exhibit B.
                                               ---------

     "Joinder to Agreement" means a Joinder to Agreement in the form attached hereto as Exhibit H pursuant to which certain ALLTEL Entities may join in the execution and delivery of this Agreement.

     "Late Fee" has the meaning ascribed to such term in Section 5.02(a).

     "Laws" means (a) all administrative, judicial, legislative or other actions, codes consent decrees, constitutions, decrees, directives, enactments, laws, injunctions, judgments, orders, ordinances, promulgations, regulations, requirements, rules, settlement agreements, statutes, or writs of any Governmental Authority, domestic or foreign; (b) the common law, or other legal precedent; or (c) all arbitrator's, mediator's or referee's final, binding and non-appealable awards, decisions, findings or recommendations.

     "License" means an executed schedule in the form attached to the MLA and in accordance with the terms and conditions of this Agreement and the MLA.

     "License Commencement Date" shall have the meaning ascribed to such term in the MLA.

     "Licensed Space" has the meaning ascribed to such term in the MLA.

     "License Fee" has the meaning ascribed to such term in the MLA.

     "Losses" has the meaning ascribed to such term in Section 10.01.

     "Minimum Included Sites" has the meaning ascribed to such term in Section 8.01(a)(ii).

     "MLA" means that certain Master Tower Space License Agreement dated December 19, 2000 by and among ALLTEL Inc. and American Towers, Inc.

     "NEPA" has the meaning ascribed to such term in Paragraph IV(A)(2) of Exhibit B.
---------

     "Notice of Dispute" shall have the meaning ascribed to such term in Section 12.11(a).

     "NTP(s)" is the Notice to Proceed in the form attached Exhibit E that must
                                                            ---------
be submitted in accordance with Section 3.01(a).

     "Party" means each of the ALLTEL Companies, ATC and ATC Parent, as appropriate.

     "Parties" means the ALLTEL Companies, ATC and ATC Parent together.

     "Pass-Through Expenses" shall have the meaning ascribed to such term in
Section 4.04.

     "Penalty Review Minimum" shall have the meaning ascribed to it in Section 5.02(b).

     "Permit(s)" means, collectively, Tower Site Permits and ALLTEL Permits.

     "Person" means an individual, partnership, joint venture, limited liability company, association, corporation, trust or any other legal entity.

     "Purchase Price" has the meaning ascribed to such term in the Agreement to Sublease.

     "Projected Completion Date" shall have the meaning ascribed to such term in
Section 5.02(a).

     "Rent Commencement Date" shall have the meaning ascribed to such term in the MLA.

     "Representatives" shall have the meaning ascribed to such term in Section 12.04.

     "Scope of Work" means the description of the services and actions to be taken by ATC and ALLTEL with respect to the performance of Services hereunder as specifically described in Exhibit B attached hereto.
                          ---------

     "Search Ring" shall have the meaning ascribed to it in Section 3.01(a).

     "Services" means all work required to be performed or procured by ATC as more particularly described in this Agreement and the Scope of Work.

     "Site(s) means BTS Site(s).

     "Site Candidates" has the meaning ascribed to such term in Paragraph I(A) of Exhibit B.
   ---------

     "Site Candidate Data Sheet" has the meaning ascribed to such term in Paragraph I(B) of Exhibit B.
                  ---------

     "Site Schedule" means a timetable prepared by ATC and approved in writing by ALLTEL with respect to each BTS Site which describes the time periods and completion dates for each of the activities necessary to Complete such BTS Site, in the form attached hereto as Exhibit D-1, as each such Site Schedule may be
                               ---------  -
amended from time to time in accordance with specific provisions of this Agreement.

     "Specifications" means the technical drawings, information and standards (including, without limitation, ALLTEL's RF standards for each BTS Site, if any) that are required to accommodate the installation and operation of ALLTEL Equipment and provided to ATC simultaneously with the delivery of a Search Ring and consistent with the specifications set forth in Exhibit F to this Agreement
                                                    ---------
and incorporated herein by reference; provided, however, that ATC may, in its sole discretion, elect to exceed such specifications and standards so long as such excess does not adversely affect ALLTEL or the operation or installation of
ALLTEL Equipment.   ATC may, in its sole discretion, build any Tower as a
monopole, lattice or guyed tower structure.

     "Sublease" shall have the meaning ascribed to such term in the Agreement to Sublease..

     "Term" has the meaning ascribed to such term in Section 8.01(a).

     "Territory" means the geographic area located within United States of America (excluding Alaska and Hawaii) corresponding to each of the Metropolitan Statistical Areas, Rural Services Areas, Basic Trading Areas, and Market Trading Areas (as each of the immediately preceding terms is defined by the FCC) for which any of the ALLTEL Companies has a FCC license to provide wireless communication services (a) as of the Effective Date, and (b) any date after the Effective Date unless (X) ALLTEL obtains such FCC license, directly or indirectly, by acquisition of another entity (or the assets of such entity which assets include such FCC license) and such acquired entity or assets are subject to or bound by a separate build-to-suit or similar agreement with a third party and such third party agreement contains an exclusive right for such third party to provide certain services or a minimum numeric obligation to provide the third party with an opportunity to perform certain services thereunder, or (Y) ALLTEL obtains such FCC license, directly or indirectly, by entering into a new partnership or other joint venture after the Effective Date whereby ALLTEL has less than one hundred percent (100%) of the equity or voting control or by acquisition of less than one hundred percent (100%) of the equity or voting control in any existing partnership or other joint venture as part of a good faith independent transaction and not as a means of avoiding the provisions of this Agreement, in either case, whereby the consent of a third party is required in order to be subject to this Agreement and, after the exercise of reasonable and good faith efforts by ALLTEL, such third party does not grant such consent.

     "Third Party Action" has the meaning ascribed to such term in Section
10.04.

     "Third Party Action Notice" has the meaning ascribed to such term in
Section 10.04.

     "Tower" means a wireless communication tower structure with an engineered foundation..

     "Tower Site Permits" means any and all certificates, zoning approvals, licenses, permits, authorizations, registrations, consents, special use permits, environmental studies and other analyses and approvals required or issued by the applicable Governmental Authorities having jurisdiction in such matters required to be obtained, issued, granted or received for the construction and use of the structures (other than ALLTEL Equipment) at a BTS Site, including, without limitation, the tower/antenna structure.

     "Zoning Approvals" means any and all certificates, zoning approvals, variances, licenses, authorizations, consents, special use permits, and other similar approvals (but excluding Permits and their associated attachments or submissions) required or issued by the applicable Governmental Authorities having jurisdiction in such matters required to be obtained, issued, granted or received for the construction and use of the Site, including, without limitation, the Tower/antenna structure.

                                   EXHIBIT B

                                 Scope of Work
                                 -------------


I.   SITE IDENTIFICATION

     A. For each Search Ring, ATC shall propose to ALLTEL up to three (3) viable BTS Sites within the corresponding Search Ring that meet or exceed the Specifications ("Site Candidate(s)") within fifteen (15) calendar days following ATC's written acceptance (or deemed acceptance) of a Search Ring in the form of Site Candidate Data Sheets; (provided, however, that in the event that ATC accepts more than ten (10) NTPs offered to ATC during any given consecutive seven
          (7) day period, ATC shall be entitled to an additional fifteen (15) calendar days for each group of up to ten (10) NTPs in excess of the initial ten (10) NTPs), together with notice of any shelter/cabinet stacking requirements as set forth in Section 8.1(b) of the MLA.

     B. For each Site Candidate, ATC shall submit to ALLTEL a site package containing the site candidate data sheet in the form attached hereto as Exhibit I ("Site Candidate Data Sheet").
                    ---------

     C. In the event that ATC is unable to locate a Site Candidate within any Search Ring designated by ALLTEL that is available, can be constructed or acquired on commercially reasonable terms, and meets or exceeds the Specifications, ATC and ALLTEL may agree to discuss, in good faith, reasonable changes to the Specifications, Site Schedules, network design and/or BTS Rent with respect to any such Search Ring. Any such changes agreed upon between the Parties in an effort to locate an acceptable and reasonable Site Candidate shall be evidenced in a writing signed by both Parties.

     D. In addition to the foregoing, with respect to the Site Identification Services, ATC shall:

          .  Investigate search area map for potential candidates
          .  Examine local zoning and site zoning risk assessment



II.  SITE SELECTION

     A. Following a caravan/site visit, ATC shall suggest a preference order (by ascending rank) of each Site Candidate within each Search Ring.

     B. Not later than ten (10) calendar days after receipt of such Site Candidates (provided, however, that in the event that ATC delivers Site Candidates for more than ten (10) Search Rings to ALLTEL during any given consecutive seven (7)
          day period, ALLTEL shall be entitled to an additional ten (10) calendar days for each group of up to ten (10) Search Rings in excess of the initial ten (10) Search Rings), ALLTEL shall select one of such proposed Site Candidates by providing ATC with written notice of such selection in the form attached hereto as Exhibit J. In the event
                                                   ---------
          ALLTEL does not notify ATC of its selection of a Site Candidate within the time frames specified herein, ATC shall provide ALLTEL with written notice of such failure and if ALLTEL fails to respond within five (5) Business Days following receipt of such notice, (a) ATC shall not be obligated to perform any further Services with respect to such Search Ring and ALLTEL shall promptly pay ATC Two Thousand Five Hundred Dollars ($2,500), and (b) such Site shall not be deemed a BTS Site hereunder for the purposes of the ALLTEL Review Minimum, if applicable, or the Penalty Review Minimum, if applicable, nor Section 8.01(b)(v).

     C. In addition to the foregoing, with respect to the Site Selection Services, ALLTEL shall perform drive tests, as needed.

     D. In addition to the foregoing, with respect to the Site Selection Services, ATC shall:

          . Coordinate site candidate visits with Planning, RF, interconnect and Construction

          .  Coordinate drive test & site visits by ALLTEL.

III.  SITE ACQUISITION

     A. ATC shall acquire, in ATC's name, fee simple title, a leasehold interest or other acceptable use right for the selected Site Candidate.

     B. Subject to the terms and conditions of this Agreement, ATC and ALLTEL will be unconditionally obligated to sign a License with respect to each BTS Site following ATC's acquisition of fee simple title or the execution of a Ground Lease for a BTS Site and will thereafter perform their respective obligations thereunder in accordance with the License and this Agreement. Within ten (10) Business Days after such acquisition or execution by ATC, ATC will forward a License to ALLTEL and ALLTEL shall return three (3) unaltered and originally executed copies to ATC within ten (10) Business Days after its receipt thereof, subject to the terms and conditions of this Agreement.

     C. In addition to the foregoing, with respect to the Site Acquisition Services, ATC shall perform the following:

          .  Legal review of Ground Lease
          .  Negotiation of Ground Lease
          .  Prepare exhibits for Ground Lease
          .  Pay Ground Lease rent and security deposits

          . Obtain Ground Lease memorandums, subordination and non-disturbance agreements, as needed
          .  Prepare exhibits for License


IV.  SITE DEVELOPMENT/DUE DILIGENCE

     A. ATC shall perform, cause the performance of, or obtain copies of the following for each BTS Site and provide a copy of each to ALLTEL:

          1. ATC shall obtain a copy of any existing environmental reports or, if not available, engage a qualified environmental consultant reasonably acceptable to ALLTEL to perform an ASTM-Phase One ESA (as required). The results of such assessment shall be delivered to ALLTEL in writing.
          2. ATC shall obtain a copy of any existing NEPA checklist or, if not available, retain a qualified environmental consultant reasonably acceptable to ALLTEL to conduct an assessment of environmental effects pursuant to the National Environmental Policy Act ("NEPA"), including all actual or potential federal, state, local or other jurisdictional environmental requirements, including, but not limited to, the regulations and published guidance of the Federal Communications Commission regarding environmental assessments under NEPA (e.g., FCC Rules on Environmental Impact, 47 C.F.R.1.1307 et seq., including such consultation with federal, state and local authorities as may be required) (but excluding the two questions of the NEPA checklist that read as follows: (a) Will the antenna equal or exceed total power (of all channels) of 2000 Watts ERP (3280 Watts EIRP) and have an antenna located less than 10 meters above ground level?, and (b) Will the roof- top antenna equal or exceed total power (of all channels) of 2000 Watts ERP (3280 Watts EIRP)?) (the "NEPA Assessment"); provided, however, that any failure to receive a timely response from local or state authorities following a timely request for consultation shall not be deemed a default hereunder by ATC for such Site. ATC shall oversee and cause the completion and execution of the NEPA Assessment, and ATC shall deliver a copy of such completed and executed NEPA Assessment to ALLTEL. At a minimum, the NEPA Assessment shall consider, and ATC shall deliver to ALLTEL documents (including, as appropriate, concurrence letters from all applicable Governmental Authorities) evidencing, whether a proposed site:

                    .  is located in an officially designated wilderness area;
                    .  is located in a designated wilderness preserve;
                    . may affect threatened or endangered species or their habitats;
                    .  may affect migratory birds;
                    . may affect sites listed or potentially listed on the "National Register of Historic Places" or sites within or in the vicinity of Historic Districts;
                    . may affect sites within the jurisdiction of any state historic preservation office;

               .  may affect Indian religious sites;
               .  is located in a flood plain;
               . may involve a significant change in surface features; . may contain a Tower to be equipped with high intensity whitelight which would be located in a residential neighborhood.

          3. ATC shall obtain from the Ground Lessor copies of any title insurance policies, deeds, or other documents reasonably required to evidence valid title to the BTS Site;

     B. At ALLTEL's option and additional expense as a Pass-Through Expense, ATC will oversee and cause to be performed activities required to complete a test for radio frequency emissions to determine whether the proposed facilities are located where an operator or transmitter would cause human exposure to levels of radio frequency radiation in excess of the limits specified in Subsections 1.1310 and 2.1093, 47 C.F.R. (Applications to the FCC for construction permits, licenses to transmit or renewals thereof, equipment authorizations or modifications in existing facilities must contain a statement confirming compliance with the radio frequency limits unless the facility, operation or transmitter is categorically excluded as discussed in Subsection
1.1307. Technical information showing the basis for this statement must be submitted to the FCC upon request.)

     C. In addition to the foregoing, ATC shall perform the following prior to submitting any Zoning Approval applications, if applicable:

          .  Perform a title search
          . Zoning feasibility analysis including existing structures, collocation, and publicly owned land
          .  Site specific zoning analysis
          . Obtain existing Site Surveys or order and pay for site surveys . Order and pay for geotechnical reports

     D. In addition to the foregoing, ATC shall perform the following FAA-related services prior to submitting any Zoning Approval applications, if applicable:

          . Obtain preliminary airspace analysis from qualified airspace, if required
          . Prepare and file all FAA and FCC applications, registrations, etc. forms with respect to the BTS Site (other than the ALLTEL Equipment).

      E. ATC shall also conduct de-tuning study for AM antennas if necessary as a Pass-Through Expense


V.  ZONING APPROVALS

     A. ATC shall endeavor to obtain all necessary Zoning Approvals for the construction of Tower at a BTS Site and the installation of the ALLTEL Equipment at each BTS Site.

     B. ALLTEL or ATC, as reasonably determined by ATC, shall be the applicant for any and all necessary Zoning Approvals.

     C. ATC shall be responsible for preparing and filing all applications for, and pursuing and obtaining, the Zoning Approvals.

     D. ATC shall coordinate and manage all professional and technical services required in connection with the preparation and filing of applications for and obtaining all Zoning Approvals.

     E. ATC will prepare and submit all zoning applications with required drawings, and other related materials.

     F. ATC will attend all required hearings and will represent ALLTEL at ALLTEL's request. ALLTEL agrees to attend any hearing in which the presence of an ALLTEL staff member is required or reasonably necessary.

     G. ALLTEL will cooperate in good faith and promptly with ATC's efforts to obtain the Zoning Approvals, at the request of ATC.

     H. ATC will not be under any obligation to build any BTS Site prior to obtaining the necessary Zoning Approvals.

     I. In the event that ATC reasonably determines that no Zoning Approval is required, ATC shall provide a written statement to ALLTEL that no such Zoning Approval is required and the basis for such determination.

     J. In no event shall ATC be required to appeal any adverse Zoning Approval (including, without limitation, adverse conditions on any such Zoning Approvals) to any court of law.

     K. If ALLTEL or ATC reasonably determine that ATC's proposed Tower height would directly and solely cause an extension of time to obtain any Zoning Approval beyond the period set forth in the applicable Site Schedule, ATC shall construct a Tower that will not result in any such additional delay and that meets the Specifications. Notwithstanding the foregoing, ATC shall have the right (i) to pursue Zoning Approval for a Tower which meets ALLTEL's requirements but which can be subsequently modified to increase the height of the Tower in order to meet ATC's requirements, (ii) to pursue simultaneous Zoning Approvals for the construction of (1) a temporary structure which satisfies ALLTEL's requirements, if all Zoning Approvals for such temporary structure can be obtained within the time provided in the applicable Site Schedule, and (2) a permanent Tower with greater height which meets both ALLTEL's and ATC's requirements. In the event that ALLTEL installs the ALLTEL Equipment on any temporary tower structure prior to ATC's completion of obtaining permits and constructing a higher permanent Tower, following completion of such higher permanent Tower, the ALLTEL Equipment shall be relocated to the permanent Tower at ATC's sole cost and expense at the original height requested by ALLTEL, and under the direction of ALLTEL.

    K. In addition to the foregoing, with respect to the Site Zoning Services, ATC shall perform or obtain the following:

          . Pay for all drawings required by ATC or Governmental Authorities for the BTS Site (but not the ALLTEL Equipment or the installation thereof or ALLTEL Permits)
          . Prepare materials for Public Hearings
          . Coordinate Expert testimony
          . Coordinate ALLTEL testimony support (RF)
          . Perform a title search
          . Photo simulations, if required
          . Obtain FAA and FCC approvals with respect to the BTS Site (other than the ALLTEL Equipment).


VI.  BUILDING PERMITS

     A. Upon request from ALLTEL, ATC shall use all commercially reasonable efforts to obtain all necessary ALLTEL Permits, as set forth in Exhibit C. ATC shall, at its own cost and expense, procure and maintain all Tower Site Permits with respect to the BTS Sites prior to the construction of each BTS Site and the installation of any ALLTEL Equipment at such Site. The costs and expenses associated solely with the attachments and exhibits for the ALLTEL Permits and all associated filing or application fees shall be Pass-Through Expenses.

     B. ALLTEL will cooperate in good faith with ATC, at the request of ATC and at ATC's sole expense, to obtain the necessary Permits required to complete the Services.

     C. ATC will not be under any obligation to build any BTS Site prior to obtaining the necessary Tower Site Permits.

     D. In addition to the foregoing, ATC shall perform or obtain the following:

          . Prepare Permit Exhibits
          . Pick up Tower Site Permits
          . Pick up ALLTEL Permits
          . Acquire building and electrical permit approval

VII. BTS SITE CONSTRUCTION

     A. Notwithstanding anything to the contrary, ATC is not responsible for any costs or expenses associated with or delays caused by the failure of the local utility provider or telco to deliver and/or install telephone or utility service to any Site (so long as ATC timely requested the installation of p.o.t.s. telco service or other non-teleco utility).

     B. ATC shall only arrange for p.o.t.s. telco service at the Site. With respect to all BTS Sites, ALLTEL and its Affiliates shall have the right to first offer to perform the foregoing installation and provide the associated telecommunications service to ATC at the BTS Site, if the Site is located in an area where ALLTEL or its Affiliates provides such services, as follows: (a) ATC shall submit all necessary requirements to ALLTEL, (b) ATC shall solicit offers from other telecommunications providers and shall provide ALLTEL with a list of bids from three (3) other telecommunication providers, if possible,
          (c) ALLTEL shall have the exclusive right to perform the installation and provide such service at a price equal to the lower of (X) the last bid offered by ALLTEL, if any, or (Y) the average of the three (3) bids received by ATC by notifying ATC within five (5) business days after receipt of the notice of the three (3) bids from ATC whether ALLTEL will perform such services, in which event ALLTEL shall commence such services as soon as reasonably practicable or as mutually agreed to by the Parties hereto, and (d) if ALLTEL shall notify ATC that ALLTEL shall not perform the such services at the average of the three (3) bids, or if ALLTEL shall fail to notify ATC during such five (5) business day period, ATC shall have the right to use another telecommunications provider of its choice to perform such services.

     C. In addition to the foregoing, with respect to the BTS Site and Tower (not ALLTEL Equipment), ATC shall perform or obtain the following:

          . Conduct feasibility for constructability reviews (Power, Access, design engineering)
          . Create or coordinate initial site designs with Planning, Site Acquisition and RF Engineering
          . Coordinate the development of Planning and Construction Documents / Drawings
          .  Pre-qualify civil and installation contractors
          . Determine work order processing and payment methods for subcontractor services, if any.
          .  Negotiate Master Agreements with general contractors
          .  Obtain construction cost quotes from civil contractors
          .  Coordinate contracts with civil contractors
          .  Coordination with electric utility for power supply to site
          .  Conduct site inspections
          .  Provide punch lists and final civil site acceptance
          . Provide Construction Status Reports Assemble close-out documentation and site files
          .  Review civil construction billing

          .  Prepare construction drawings for Tower and BTS Site
          .  Provide As-Built comments and redlines on existing drawings
          .  Equipment Pad Installation for ALLTEL shelter
          .  As-Built drawing Mark-up
          .  Order and manage telephone service delivery (p.o.t.s)
          . Coordinate site visits and access for telephone service delivery (p.o.t.s.)
          .  Order and manage electric service delivery
          .  Coordinate site visits and access for electric delivery
          . Installation of final connections from telephone company (p.o.t.s) & Power box with respect to the Site
          . Pay for Drawings (American Tower portion of cost to include American Tower's foundation, tower, compound, and access road on American Tower's drawings), otherwise, as a Pass-Through Expense
          .  Submit FAA filing
          .  Oversee compliance with land use clearance requirements
          .  Pay for and Design Tower Foundation Installation
          .  Access Road Clearing, Grading and Paving
          .  Tower Erection
          .  Tower Obstruction Lighting
          . Provide Grounding System Design, Installation and Testing for tower and fencing
          .  Provide Site Fencing
          .  Landscaping
          .  Place purchase orders for towers
          .  Coordinate the delivery of Towers
          .  File for FCC antenna registration

VIII. ALLTEL EQUIPMENT INSTALLATION SERVICES

      If the Installation Services are to be performed by ATC pursuant to
      Section 4.03 of the Agreement (and subject to and to be superceded by any scope of work provided by ALLTEL and bid submitted by ATC pursuant to
      Section 4.03 of the Agreement), the following shall apply to the Installation Services:

      A. ALLTEL shall be solely responsible for the purchase of the ALLTEL Equipment, subject to Section 4.04 of the Agreement.

      B. ALLTEL shall be responsible for the delivery of all ALLTEL Equipment (subject to Section 4.04 of the Agreement) to the BTS Site in a timely manner.

      C. ATC shall be responsible for the delivery of the Components to the BTS Site in a timely manner, if applicable under Section 4.04 of the Agreement.

      D. ATC or one of its Affiliates shall install the ALLTEL Equipment at each of the Sites in accordance with the terms and conditions of the Agreement and ALLTEL shall compensate ATC for such additional services in accordance with Section 4.03 of the Agreement.

     E. In addition to the foregoing, with respect to the Site Construction Services, ALLTEL shall perform or obtain the following:

          . Purchase, deliver and Install Radio Equipment (including cabinets), other than shelter, antenna system equipment, and Components.
          .  Coordinate Radio Equipment ATC
          .  Install Radio Equipment cabinets
          .  Install Radio Equipment cabinets
          .  Radio Equipment Delivery Off-Loading
          .  Provide site installation parameters, specifications and details
          . Provide Grounding System Design, Installation and Testing for Radio Equipment
          . Arrange for and pay for special construction of telephone service or power
          . Provide Drawings of ALLTEL's antennas, cables, supports, and equipment as agreed prior to design.
          .  Purchase and installation of Generator

     F. In addition to the foregoing, with respect to the Site Construction Services, ATC shall perform or obtain the following:

             Civil Construction Services:
             ----------------------------
             . Mobilize to project site(s).
               . Furnish and install one (1) concrete equipment pad on grade (12" concrete slab on grade with grade beam or footer or as required by local code) not to exceed (a) 12 foot x 28 foot.

             . Furnish and install 200 amp electrical service, panel board and TelCo service up to 100 linear feet from multi-gang electrical distribution panel on site or nearest power /TelCo access.

             . Provide and install sub-surface halo grounding ring around equipment pad foundation, tie into existing tower halo ground system and provide ground resistance testing documentation.
             . Install up to 10 linear feet of elevated cable tray / ice bridge from equipment pad to tower.
             .  Provide "as built" drawings of all Tower construction
             . Provide "as built" drawings of the ALLTEL Equipment as a Pass-Through Expense, upon ALLTEL's request
             . Maintain site cleanliness and remove all job-related debris when completed.

             Antenna System Installation Services:
             -------------------------------------
             .  Mobilize to project site(s).
             .  Deliver Components
             .  Install antennas
             .  Install and properly attach approved transmission line.
             . Provide and install all connectors and jumpers and weatherproofing.
             . Provide and install and connect to tower halo ground system, a three point coax-grounding kit per transmission line (top, middle, and bottom).
             . Sweep test all antennas and transmission lines and document results.

             . Maintain site cleanliness and remove all antenna system related debris when completed.

IX.  COMPLETION

     A. Within five (5) days following ATC's notification to ALLTEL of Completion of the Services (including, without limitation, the Installation Services, if applicable) at any BTS Site, ATC and ALLTEL shall perform a joint site punch inspection. At such joint inspection, ALLTEL and ATC shall mutually execute a Completion Certificate based on their good faith belief that such BTS Site is Completed. In the event that ALLTEL does not believe that the Site is Completed, ALLTEL shall not execute the Completion Certificate during the joint punch inspection and shall have five (5) Business Days (the "Inspection Term") to deliver to ATC a written notice (the "Disagreement Notice") describing in reasonable detail the reasons for ALLTEL's good faith determination that such BTS Site does not comply with the Specifications or other provisions of this Agreement, indicating the actual deviation from the Specifications. ALLTEL will be deemed to have accepted the Completion Certificate upon failure to issue a Disagreement Notice within the Inspection Term, and for purposes of this Agreement and the applicable License, the Completion Date shall be the earlier of (a) the mutual execution of the Completion Certificate or (b) the date of expiration of the Inspection Term. ATC shall deliver "as built" drawings of the Tower and ground resistance testing documentation within ten (10) days following the expiration of the Inspection Term.

     B. In the event that ALLTEL delivers to ATC a Disagreement Notice and ATC determines in good faith that the reasons for disagreement expressed by ALLTEL in a Disagreement Notice are valid, ATC shall evaluate the deviations from the Specifications expressed by ALLTEL in the Disagreement Notice and shall make the corresponding modifications to the BTS Site to comply with the Specifications, if necessary, within a time period to be determined by ATC and ALLTEL, based on ATC's determination of the work required. If ALLTEL agrees in writing to extend the time periods set forth in the Site Schedule, the Site Schedule will be modified accordingly. Upon Completion, ATC will issue a new Completion Certificate to ALLTEL under the terms specified in subsection (A) above, and ALLTEL will again have the rights set forth in subsection (A) to accept or not accept the Completion Certificate.

     C. In the event ATC determines in good faith that the reasons for disagreement expressed by ALLTEL in a Disagreement Notice are not valid, the parties shall treat the matter as a dispute under terms of
          Section 12.12 of the Agreement.

                                   EXHIBIT C
                             PASS-THROUGH EXPENSES
                             ---------------------


The following costs shall be passed through to ALLTEL at cost plus 20%, subject to the terms of Section 4.06:

     i.    Architectural and electrical drawings for ALLTEL Equipment;
     ii.   Azimuth verification surveys;
     iii.  Engineering services;
     iv.   EME/RF exposure to human radiation testing
     v.    AM Tower De-Tuning

With respect to ALLTEL Permits, in the event that ALLTEL requests that ATC perform the Services associated thereto in accordance with Section VI(A) of Exhibit B, ATC shall be compensated as follows:

     i. In the event that ALLTEL requests and provides to ATC all information and documentation required to file for the ALLTEL Permits so that ATC may file and pursue the ALLTEL Permits simultaneously with the Tower Permits, ATC shall be paid for all associated out-of-pocket expenses directly associated with obtaining the ALLTEL Permits as a Pass-Through Expense (cost plus 20%), including, without limitation, all municipal filings, permit and inspection fees for ALLTEL Permits; and
     ii. In the event that ALLTEL does not request and provide all information and documentation to ATC required to file for the ALLTEL Permits simultaneously with the Tower Permits, ALLTEL and ATC shall mutually agree in writing on appropriate consideration to be paid to ATC for the performance of Services associated with the ALLTEL Permits.

                                  EXHIBIT D-1
                                  -----------
                             FORM OF SITE SCHEDULE
                             ---------------------
                                       -
The form set forth here is a sample only; provided, however, that the time periods filled in below reflect timeframes agreed to in this Agreement. Site Schedules shall be completed on a Site-to-Site basis as set forth in Section
5.01 of the Agreement and shall in all events be consistent with the time frames provided in the Agreement and the outside time frames set forth in Exhibit D-2.

------------------------------------------------------------------------------------------------------
      ACTION REQUIRED                            TIME PERIOD FOR                    ACTION TO BE
      ---------------                            ---------------                    ------------
                                                 PERFORMANCE OF                    PERFORMED BY:
                                                 --------------                    -------------
                                                    ACTION
                                                    ------
------------------------------------------------------------------------------------------------------
 Delivery of Site Candidates to       fifteen (15) calendar days following           ATC
 ALLTEL                               ATC's written acceptance (or deemed
                                      acceptance) of an NTP (provided,
                                      however, that in the event that ATC
                                      accepts more than ten (10) NTPs
                                      offered to ATC during any given
                                      consecutive seven (7) day period, ATC
                                      shall be entitled to an additional
                                      fifteen (15) Business Days for each
                                      group of up to ten (10) NTPs in
                                      excess of the initial ten (10) NTPs),
                                      subject to Section I(C) of Exhibit B
------------------------------------------------------------------------------------------------------
 Notice of selection of a Site        10 calendar days after ATC's delivery          ALLTEL
 Candidate to ATC                     of Site Candidate  (provided,
                                      however, that in the event that ATC
                                      delivers Site Candidates for more
                                      than ten (10) Search Rings to ALLTEL
                                      during any given consecutive seven
                                      (7) day period, ALLTEL shall be
                                      entitled to an additional ten (10)
                                      calendar days for each group of up to
                                      ten (10) Search Rings in excess of
                                      the initial ten (10) Search Rings),
------------------------------------------------------------------------------------------------------
 Technical Caravan                                                                   ATC/ALLTEL
------------------------------------------------------------------------------------------------------
 Site Acquisition Services (Section                                                  ATC
 III of Exhibit B)
------------------------------------------------------------------------------------------------------
 Delivery of License to ALLTEL for    10 business days after ATC's                   ATC
 execution                            acquisition of a Ground Lease or land
                                      for a BTS Sites
------------------------------------------------------------------------------------------------------
 Execution of License by ALLTEL       10 business days after ALLTEL's                ALLTEL
                                      receipt of the License from ATC
------------------------------------------------------------------------------------------------------
 Site Development/Due Diligence                                                      ATC
 (Section IV A and C)
------------------------------------------------------------------------------------------------------
 FAA Filing (Section IV(D))                                                          ATC
------------------------------------------------------------------------------------------------------
 Submission of zoning application or                                                 ATC
 determination that no Zoning
 Approval is required
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
 Submission of all applications for                                                  ATC
 Permits or determination that no
 Permits are required
------------------------------------------------------------------------------------------------------
 Construction Start                                                                  ATC
------------------------------------------------------------------------------------------------------
 Construction completed and, if                                                      ATC
 applicable,  installation of ALLTEL
 Equipment by ATC
------------------------------------------------------------------------------------------------------
 PROJECT COMPLETION DATE               If ATC performs Installation Services:        ATC

                                       If ATC does not perform Installation
                                       Services:
------------------------------------------------------------------------------------------------------

                                  EXHIBIT D-2
                                  -----------
                    OUTSIDE TIME FRAMES FOR SITE SCHEDULES
                    --------------------------------------



  This form provides outside time frames for the performance of Services. The time frames in each Site Schedule shall not extend beyond the time frames set forth below, subject to Site-specific or jurisdiction specific variances and the provisions of Section 5.01 which are agreed to in writing between the Parties.

---------------------------------------------------------------------------------------------------------
         ACTION REQUIRED              OUTSIDE TIME PERIOD FOR           ACTION TO BE
         ---------------              -----------------------           ------------
                                           PERFORMANCE OF               PERFORMED BY:
                                           --------------               -------------
                                               ACTION
                                               ------
---------------------------------------------------------------------------------------------------------
Delivery of Site Candidates to     fifteen (15) calendar days          ATC
ALLTEL                             following ATC's written             ---
                                   acceptance (or deemed acceptance)
                                   of an NTP (provided, however,
                                   that in the event that ATC
                                   accepts more than ten (10) NTPs
                                   offered to ATC during any given
                                   consecutive seven (7) day period,
                                   ATC shall be entitled to an
                                   additional fifteen (15) Business
                                   Days for each group of up to ten
                                   (10) NTPs in excess of the
                                   initial ten (10) NTPs), subject
                                   to Section I(C) of Exhibit B
---------------------------------------------------------------------------------------------------------
Notice of selection of a Site to   10 calendar days after ATC's        ALLTEL
ATC                                delivery of Site Candidate
                                   (provided, however, that in the
                                   event that ATC delivers Site
                                   Candidates for more than ten (10)
                                   Search Rings to ALLTEL during any
                                   given consecutive seven (7) day
                                   period, ALLTEL shall be entitled
                                   to an additional ten (10)
                                   calendar days for each group of
                                   up to ten (10) Search Rings in
                                   excess of the initial ten (10)
                                   Search Rings),
---------------------------------------------------------------------------------------------------------
Technical Caravan                  10 calendar days following ATC's    ATC/ALLTEL
                                   receipt of ALLTEL' notice of
                                   selection of a Site Candidate
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Site Acquisition Services          (a)  in the event that the Ground                ATC
(Section III of Exhibit B)              Lessor is an individual, 45 days
                                        after the technical caravan
                                   (b)  in the event that the
                                        Ground Lessor is a privately
                                        owned corporation or company, 90
                                        days after the technical caravan
                                   (c)  in the event that the Ground
                                        Lessor is a publicly traded
                                        corporation or company, 120 days
                                        after the technical caravan
                                   (d)  in the event that the Ground
                                        Lessor is a Governmental
                                        Authority, religious organization
                                        or other non-profit organization,
                                        180 days after the technical
                                        caravan
---------------------------------------------------------------------------------------------------------
Delivery of License to ALLTEL      10 business days after ATC's                     ATC
for execution                      acquisition of a Ground Lease or
                                   land for a BTS Sites
---------------------------------------------------------------------------------------------------------
Execution of License by ALLTEL     10 business days after ALLTEL's                  ALLTEL
                                   receipt of the License from ATC
---------------------------------------------------------------------------------------------------------
Site Development/Due Diligence     60 calendar days after completion                ATC
Services (Section IV(A) and (C))   of all Services described in
                                   Paragraph III of Exhibit B (site
                                   acquisition related Services)
---------------------------------------------------------------------------------------------------------
FAA Filings (Section IV(D))        120 calendar days after
                                   completion of all Services
                                   described in Paragraph III of
                                   Exhibit B (site acquisition
                                   related Services)
---------------------------------------------------------------------------------------------------------
Submission of zoning application   5 calendar days after completion                 ATC
or determination that no Zoning    of all Services described in
Approval is required               Paragraph IV of Exhibit B (site
                                   due diligence related Services)
---------------------------------------------------------------------------------------------------------
Submission of all applications     10 calendar days after receipt of                ATC
for Permits or determination       Zoning Approval
that Permits are required
---------------------------------------------------------------------------------------------------------
Construction Start                 7 calendar days after receipt of                 ATC
                                   all Permits
---------------------------------------------------------------------------------------------------------
Tower construction and Site        30 calendar days after the                       ATC
Improvements completed             construction start
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Installation of ALLTEL Equipment   If ATC performs the Installation           ATC
by ATC                             Services, 7 calendar days after
                                   the later of (a) completion of
                                   construction of the Tower and
                                   Site Improvements or (b) delivery
                                   of all ALLTEL Equipment to BTS
                                   Site by ALLTEL
---------------------------------------------------------------------------------------------------------
PROJECT COMPLETION DATE            If ATC performs Installation                ATC
                                   Services:
                                   If ATC performs the Installation
                                   Services, 7 calendar days after
                                   the later of (a) completion of
                                   construction of the Tower and
                                   Site Improvements or (b) delivery
                                   of all ALLTEL Equipment to BTS
                                   Site by ALLTEL

                                   If ATC does not perform
                                   Installation Services: 30
                                   calendar days after the
                                   construction start
---------------------------------------------------------------------------------------------------------

                                   EXHIBIT E
                           FORM OF NOTICE TO PROCEED
                           -------------------------

REQUEST:  ATC is hereby requested to perform the services described below
-------
pursuant to that certain Build to Suit Agreement dated December 19, 2000 between ALLTEL Communications, Inc., the ALLTEL Entities,, American Towers, Inc. and American Tower Corporation for the Search Ring designated below:

MARKET:

CITY:

STATE:

ALLTEL FIELD OFFICE CONTACT:  Name:
                              Address:

                              Phone:
                              Fax:
                              Email:

DOCUMENTS ATTACHED (check all that apply):
     [_]   Search Ring (mandatory)           [_]      Other:
     [_]   Specifications (mandatory)             ____________

Approved:
ALLTEL ________________

By:____________________
Name: _________________
Title:  _______________
Date signed: __________

           ONE (1) NOTICE TO PROCEED PER SEARCH RING OR PROPOSED SITE

-------------------------------------------------------------------------------
                         ACCEPTANCE OR REJECTION BY ATC

ATC hereby (circle one) ACCEPTS or REJECTS the Search Ring described above.

In the event that ATC rejects the BTS Site, has a Ground Lease been executed or land acquired by ATC?
Circle one (MANDATORY):  Yes    or    No
     If yes, ALLTEL has 10 Business Days following receipt of this notice to request that ATC assign the BTS Site to ALLTEL or Any third party designated by ALLTEL.

ATC FIELD OFFICE CONTACT:  Name:
                           Address:

                           Phone:
                           Fax:
                           Email:

Approved:  American Towers, Inc.
           By:____________________
           Name: _________________
           Title:  _______________
           Date signed: __________

                                   EXHIBIT F

                                SPECIFICATIONS


 . Tower Structure - A multi-tenant tower or antenna structure and foundation capable of accommodating the ALLTEL Equipment. ATC shall retain the right, in its sole discretion, to construct such towers as monopole, guyed or self support towers.

 . Site Compound -- ATC will provide a compound that will have (i) fencing, (ii) if applicable, gravel on the access road, around the base of the Tower and
   (iii) such ground covering as necessary to prevent the growth of grass, weeds or other vegetation around the base of the Tower and ALLTEL's shelter.

 . Fencing -- ATC will provide a mesh wire fencing around the Tower, which will be six (6) feet tall. The fence will include a swing gate with a lock. Barbed wire will be installed at the top of the fence, if permitted by the Ground Lessor and applicable Governmental Authorities. ATC will provide an alternative type of fencing if required by permitting due to location of the site.

 . Grounding - A tower structure with a lightning rod at the top of the tower, at least one (1) ground rod at each leg of the tower, a master buss bar connection, buss bars at the top, middle and bottom of the tower, a #2 solid tinned or stranded grounding connection, and 4 Aut wire cad welds of the buss bars into the grounding system, the combination of which shall have 5 ohms or less resistance. Grounding with 5 ohms or less resistance will also be provided from the power and telco facilities.

 . Shelter/Cabinet Space - Ground space and a concrete equipment pad of up to 12' x 28' x 10'; provided, however, that in the event that the Site selected by ALLTEL is space-constrained (with respect to the accommodation of no less than three broadband equivalent tenant shelter installation), the Parties agree to negotiate in good faith a smaller shelter/equipment pad size. The shelter will be grounded at 5 ohms or less resistance and ATC shall provide and place gravel or small rocks around the base of the concrete equipment pad.

 .  Utilities

      Combined utility pedestal for electrical and p.o.t.s. telephone service to the compound. 200 Amp single phase electrical service, to include the following:
          Transformer (if required), dedicated meter base, and service disconnect Buried conduit from the nearest utility pole or transformer outside the fenced compound to the meter panel inside the site compound.

          Overhead or underground, at ATC's election, electrical service to the site compound from the nearest electrical service, or buried electrical service if required for permitting the site.

      Telephone company demarcation box, to include the following:

          Telephone company demarcation box installed on the combined utility pedestal Buried conduit from the nearest telephone company pole or junction box to the telephone company demarcation box inside the site compound
          Overhead or underground, at ATC's election, p.o.t.s. telephone service to the site compound from the nearest telephone company pole/junction box, or buried service, if required for permitting the site, or underground service already exists at the last telephone company access point.

      The site utilities may be designed for multi-tenant use to accommodate future tenants.

                                   EXHIBIT G

                            List of ALLTEL Entities

360(degrees) Communications Company
360(degrees) Communications Company of Charlottesville
360(degrees) Communications Company of Florida
360(degrees) Communications Company of Ft. Walton Beach Limited Partnership 360(degrees) Communications Company of Hickory Limited Partnership 360(degrees) Communications Company of Lynchburg
360(degrees) Communications Company of Nevada Limited Partnership
360(degrees) Communications Company of New Mexico
360(degrees) Communications Company of North Carolina No. 1
360(degrees) Communications Company of Ohio No. 4
360(degrees) Communications Company of South Carolina No. 1
360(degrees) Communications Company of Texas Limited Partnership
360(degrees) Communications Company of Virginia
360(degrees) Communications Company Tennessee No. 2
Aliant Cellular, Inc.
ALLTEL Alabama Limited Partnership
ALLTEL Mobile Communications of the Carolinas, Inc.
ALLTEL Ohio Limited Partnership
ALLTEL Wireless Holdings, L.L.C.
Florida RSA 9 Limited Partnership
Georgia RSA 14 Cellular Partnership
Greenville MSA Limited Partnership
Kansas RSA 15 Limited Partnership
Liberty Cellular, Inc.
New York NewCo Subsidiary, Inc.
North Carolina RSA 15 North Sector Limited Partnership
North Carolina RSA 6 Limited Partnership
Ohio Cellular RSA Limited Partnership
Radiofone, Inc.
RCTC Wholesale Corporation
TeleSpectrum, Inc.
TeleSpecturm of Virginia, Inc.
Tennessee RSA 8 Limited Partnership
Texas RSA #10B-2 Limited Partnership
Texas RSA 10B4 Limited Partnership
Texas RSA 9B3 Limited Partnership
Virginia Metronet, Inc.
Virginia RSA 1 Limited Partnership
360(degrees) Communications Company of North Carolina Limited Partnership ALLTEL Cellular Associates of Arkansas Limited Partnership

ALLTEL Cellular Associates of South Carolina Limited Partnership
ALLTEL Central Arkansas Cellular Limited Partnership
ALLTEL Missouri RSA #14 Limited Partnership
ALLTEL Northern Arkansas RSA Limited Partnership
Arkansas RSA #2 (Searcy County) Cellular Limited Partnership
Baton Rouge Cellular Telephone Company
Charleston-North Charleston MSA Limited Partnership
Fayetteville MSA Limited Partnership
Florida RSA #1B (Naples) Limited Partnership
Georgia RSA 12 Cellular Partnership
Georgia RSA 8 Cellular Partnership
Las Cruces Cellular Telephone Company
Missouri RSA #15 Limited Partnership
Missouri RSA #2 Partnership
Missouri RSA #4 Limited Partnership
North Carolina RSA #15 Limited Partnership
North Carolina RSA #5 Cellular Partnership
Northwest Arkansas RSA Limited Partnership
Ohio RSA #3 Limited Partnership
Ohio RSA 2 Limited Partnership
Ohio RSA 5 Limited Partnership
Ohio RSA 6 Limited Partnership
Oklahoma RSA #4 South Partnership
Pennsylvania RSA No. 6(1) Limited Partnership
Petersburg Cellular Partnership
Raleigh-Durham MSA Limited Partnership
South Carolina RSA #3 Cellular General Partnership
South Carolina RSA #7 Cellular General Partnership
South Carolina RSA #9 Cellular General Partnership
South Carolina RSA No. 2 Cellular General Partnership
South Carolina RSA No. 4 Cellular General Partnership
South Carolina RSA No. 5 Cellular General Partnership
South Carolina RSA No. 6 Cellular General Partnership
South Carolina RSA No. 8 Cellular General Partnership
Texas RSA #11B Limited Partnership
Texas RSA 7B2 Limited Partnership
Toledo MSA Limited Partnership
Tucson 21 Limited Partnership
Tyler/Longview/Marshall MSA Limited Partnership
Virginia RSA 2 Limited Partnership
Youngstown-Warren MSA Limited Partnership

                                   EXHIBIT H

                         FORM OF JOINDER TO AGREEMENT

     This Joinder to that certain Build to Suit Agreement dated December 19, 2000 by and among ALLTEL Communications, Inc., the ALLTEL Entities, American Towers, Inc., and American Tower Corporation ("Agreement") is executed by the undersigned in accordance with the provisions of the Agreement. The undersigned hereby joins in the execution and delivery of the Agreement, makes the representations set forth in the Agreement, and agrees that the undersigned shall be deemed to be an ALLTEL Company for all purposes under the Agreement. The undersigned agrees to be bound by all terms, covenants and conditions contained in the Agreement, as an ALLTEL Company as defined therein, as if the undersigned were an original party to the Agreement.

Date:                              ____________, 2000



                                   ___________________________________
                                   By:
                                   Name:
                                   Title:


ACKNOWLEDGED BY:        ACKNOWLEDGED BY:


AMERICAN TOWER, INC.           ALLTEL COMMUNICATIONS, INC., on behalf of itself
                               and all of the ALLTEL Entities


_______________                _____________________________
By:                            By:
Name:                          Name:
Title:                         Title:

                                   EXHIBIT I

                       Form of Site Candidate Data Sheet

                                 See attached.

                    American Tower Corporation - Proprietary
                                CANDIDATE SHEET

Client:__________________________

ACQUISITION
------------
Site Acq. Specialist:_________________________________Pager:__________________
Name of Location: ________________________Search Area/Candidate ID#:__________
Address of
Location:_____________________________________________________________________
TMS:___________________________________Telephone # At or Near site:___________

Address Below is for: PROPERTY Owner ___ or TOWER Owner (If Co-location) _____ (Check One)

Name:__________________________  Tel: W:_____________________H:_______________
Mailing
Address:________________________________________________________________________
City, State, Zip:_______________________________________________________________
Contact:__________________________Tel: W:____________________H:_________________
Contact Address:_______________________________________________________
City, State, Zip:______________________________________________________

ACQUIRABLE    YES_____________  INCONCLUSIVE___________
Comments:_______________________________________________________________________


DESCRIPTION OF SITE / STRUCTURE   Site Within Search Area: ______ YES ______ NO
--------------------------------


Site Type:__________________________Structure Type:______________________ Tower
Type:_____________________________________

Structure Height:_________________ft. Mounting Height Available:____________ft.

RF Recommended Height AGL:______ft. Gate/Lock Access YES____________NO__________

Latitude:____________________________Longitude:_________________________________

Ground Elevation (AMSL):____________ft. Length of Access Easement:___________ft.

Site Visit Contact Name:____________________________________Phone:_____________

Distance to TX Power (110 AC):_____________ft. Distance to Phone Service:____ft.

Crane Accessible:  YES______  NO_______   Public Hearing:  YES______ NO_________

Describe Near Field of TX Antenna (Obstructions, Terrain, Foliage, Highways) Include Photos and Maps with Markings or Sketch of Test Location:

_______________________________________________________________________________

Directions  (Include Map with Actual Location of Site)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

                    American Tower Corporation - Proprietary
                                CANDIDATE SHEET

ZONING JURISDICTION

Jurisdiction:____________________________________________________Classification:____________________________

Zoning Contact Name and
Title:__________________________________________________________________________________________

Address:_________________________________________City:______________________St:_______________Zip:_____________
Phone:____________________________________________________Fax:_________________________________________________

Are Towers Permitted: YES___________ NO_____________

Tower Setbacks:                    Front:______________Rear:____________Side:___________Street:_____________
Building Setbacks:                 Front:______________Rear:____________Side:___________Street:_____________

_________$ Amount of Filing Fee     Supply Adjoining Property Owners  Names/Addresses? YES_______ NO________

_________# of Surveys/Site Plans needed for Application       ____________# of Reduced Surveys/Site Plans

Civil Drawings Required?  YES_______ NO________               Building Permits Required?  YES_______ NO________
Deed Required?  YES_______ NO________                         Legal Description Required? YES_______ NO________


SITE ZONING

Type of Structures Within 500' of Proposed Lease Site:
     RESIDENTIAL ___________________ COMMERCIAL_________________TOWERS_______________OTHERS____________

ZONING CLASSIFICATION of Adjoining Property:
          NORTH_______________SOUTH_______________EAST_____________WEST_________________

ZONING RESTRICTIONS of adjoining Property:
_______________________________________________________________________________________________________________

FALL ZONE REQUIRED:____________________________________________________________________________________________


SPECIAL
CONDITIONS:____________________________________________________________________________________________________


HEIGHT
RESTRICTIONS:__________________________________________________________________________________________________


ANY ZONING IN THE LAST 12
MONTHS:_________________________________________________________________________________________


Zoning Process:   PH:__________ AP:__________ BP:__________ (CHECK ONE)

Description of Zoning
Process:_____________________________________________________________________________________________

                    American Tower Corporation - Proprietary
                                CANDIDATE SHEET
                       Special Issues Concerning This Site

     ACCESS CONCERNS:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     CONSTRUCTION CONCERNS:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     SURVEYING CONCERNS:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     LEASE CONCERNS:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ZONING CONCERNS:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     OTHER CONCERNS:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________


     GENERAL COMMENTS:

                                   EXHIBIT J

                 Form of ALLTEL Selection of a Site Candidate

--------------------------------------------------------------------------------
                      NOTICE OF SITE CANDIDATE SELECTION
--------------------------------------------------------------------------------


Date_____________  Site ID#________________  Candidate#________________________

Site Name_______________________________________________________________________

Address 1_______________________________________________________________________

Lat____________________  Long________________    Origin_________________________

Required Rad Center (ft) ALLTEL Equipment
(AGL)___________________________________________


County Name________________________


ALLTEL FIELD OFFICE CONTACT:      Name:
                                  Address:

                                  Phone:
                                  Fax:
                                  Email:


Approved:  ALLTEL ___________________________________
           By:____________________
           Name: _________________
           Title:  _______________
           Date signed: __________

                                   EXHIBIT K

                              LIST OF COMPONENTS

SITE INFRASTRUCTURE MATERIAL HARDWARE:
-------------------------------------

Antenna Mounts
 .  Sector Frames
 .  Stand-off Brackets
 .  Monopole Mounting Components
 .  Co-location Ring Mounts
 .  Wall and Roof-top Mounting Components
 .  Wood Pole Mounting Systems
 .  Specialized Antenna Mounts
 .  Pipe-to-Pipe Adapters and Clamps
 .  Pipe Mounts and Saddle Mounts
 .  Bulk Pipe and Angle

Coaxial Cable Accessories
 .  Hanger Solutions
 .  Bulk Hardware and Fasteners
 .  Mounting Accessories for use on Angle Members
 .  Mounting Accessories for use on Round Members
 .  Universal Mounting Accessories
 .  Additional Mounting Accessories
 .  Support Accessories for Various Applications
 .  Weatherproofing Kits
 .  Grounding Kits
 .  Ground Buss Bars and Support Hardware
 .  Entry Port Systems
 .  Cushions and Boots
 .  Entry Solutions

Waveguide Bridge Components
 .  Waveguide Bridge Kits
 .  Waveguide Bridge Channel
 .  Splices and Transitions
 .  Support Components
 .  Miscellaneous Waveguide Bridge Components
 .  Square Support Rail Components
 .  Roof-top Bridge Systems
 .  Roof-top Coax Ladder Tray System
 .  External/Internal Cable Tray Systems

Water Tower Systems
 .  Antenna Mounting Systems
 .  Water Tower Support Components

Site Related Components
 .  Microwave Antenna Ice Shields
 .  Work Platforms
 .  Panel Antenna Ice Shields
 .  Gate Lock Assemblies
 .  Fencing Systems
 .  Safety Components
 .  Tower Lighting Systems
 .  Guy Cable Material


SITE INFRASTRUCTURE MATERIALS:
-----------------------------

Antennas
 .  Sector/Directional
 .  Omnidirectional
 .  GPS
 .  Microwave

Transmission Line
 .  Coaxial Cables
 .  Elliptical Waveguide
 .  Ethernet and Data Cables
 .  Connectors
 .  Transitions
 .  Jumper Assemblies

Surge Protection Components
 .  RF Lightning Arrestors
 .  Power and Telco Protectors

Equipment Support Solutions
 .  Equipment Platforms
 .  Cabinets
 .  Racks
 .  Power / Telco Boxes

Grounding Components
 .  Grounding conductors
 .  Ground Rods and Associated Hardware
 .  Ground Receptacles and Test Wells
 .  Mechanical Ground Connections and Associated Hardware
 .  Exothermic Ground Connections and Associated Hardware
 .  Ground Buss Bars, Grounded Entry Panels, and Trapeze Systems
 .  Ground Mesh and Grids